CONFORMED COPY                               [ALLEN & OVERY LOGO]]




                Allen & Overy

                US$50,000,000 TERM AND REVOLVING CREDIT FACILITY AGREEMENT
                FOR

                SMART SHIRTS LIMITED



                JOINTLY ARRANGED BY

                BANC OF AMERICA SECURITIES ASIA LIMITED

                and

                THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED


                21 December 2005




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                                    CONTENTS

Clause                                                                     Page

1.       Interpretation........................................................1
2.       Facilities...........................................................11
3.       Purpose..............................................................14
4.       Conditions precedent.................................................14
5.       Utilisation..........................................................15
6.       Repayment............................................................16
7.       Prepayment and cancellation..........................................17
8.       Interest.............................................................19
9.       Terms................................................................20
10.      Market disruption....................................................22
11.      Taxes................................................................23
12.      Increased Costs......................................................24
13.      Mitigation...........................................................25
14.      Payments.............................................................26
15.      Guarantee and indemnity..............................................27
16.      Representations and warranties.......................................30
17.      Information covenants................................................33
18.      Financial covenants..................................................35
19.      General covenants....................................................39
20.      Default..............................................................45
21.      The Administrative Parties...........................................49
22.      Evidence and calculations............................................54
23.      Fees.................................................................54
24.      Indemnities and Break Costs..........................................55
25.      Expenses.............................................................56
26.      Amendments and waivers...............................................56
27.      Changes to the Parties...............................................58
28.      Disclosure of information............................................62
29.      Set-off..............................................................63
30.      Pro Rata Sharing.....................................................63
31.      Severability.........................................................64
32.      Counterparts.........................................................64
33.      Notices..............................................................64
34.      Language.............................................................66
35.      Governing law........................................................66
36.      Enforcement..........................................................66
37.      Waiver of trial by jury..............................................67


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Schedule

1.       Original Parties.....................................................68
2.       Conditions precedent documents.......................................69
         Part 1       To be delivered before the First Request................69
         Part 2       For an Additional Guarantor.............................70
         Part 3       Form of Director's Certificate..........................71
3.       Form of Request......................................................73
4.       Form of Transfer Certificate.........................................74
5.       Existing Security....................................................76
6.       Form of Compliance Certificate.......................................77
7.       Form of Additional Guarantor Accession Agreement.....................78
8.       Form of Additional Lender Accession Agreement........................79
9.       Form of Subordination Agreement......................................82
         Part 1       Subordination Agreement for Intra-Group debt............82
         Part 2       Subordination Agreement for other debt..................97
10.      Existing Intra-Group Debt...........................................112
11.      Form of Resignation Request.........................................114

Signatories..................................................................115

THIS AGREEMENT is dated 21 December 2005

BETWEEN:

(1)      SMART SHIRTS LIMITED (the Company);

(2) THE COMPANIES listed in Schedule 1 (Original Parties) as original guarantors (in this capacity the Original Guarantors);

(3) BANC OF AMERICA SECURITIES ASIA LIMITED and THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED as lead arrangers (in this capacity each a Lead Arranger);

(4) THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Original Parties) as original lenders (the Original Lenders); and

(5) BANC OF AMERICA SECURITIES ASIA LIMITED as facility agent (in this capacity the Facility Agent).

IT IS AGREED as follows:

1.       INTERPRETATION

1.1      Definitions

         In this Agreement:

         Additional Guarantor means a member of the Group which becomes a Guarantor after the date of this Agreement.

         Additional Guarantor Accession Agreement means an agreement, substantially in the form of Schedule 7 (Form of Additional Guarantor Accession Agreement), with such amendments as the Facility Agent and the Company may agree.

         Additional Lender means a person who becomes a Lender after the date of this Agreement pursuant to an Additional Lender Accession Agreement, as more particularly defined in Clause 2.3(i) (Increase in the Revolving Credit Facility).

         Additional Lender Accession Agreement means the agreement, substantially in the form of Schedule 8 (Form of Additional Lender Accession Agreement), with such amendments as the Facility Agent and the Additional Lenders may agree.

         Administrative Party means a Lead Arranger or the Facility Agent.

         Affiliate means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

         Availability Period means the period from and including the date of this Agreement to and including:

         (a) for a Term Loan, the date falling six months from the date of this Agreement; and

         (b) for a Revolving Credit Loan, the date falling 59 months from the date of this Agreement.

                                       1

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         Break Costs means the amount (if any) which a Lender is entitled to receive under Clause 24.3 (Break Costs).

         Business Day means a day (other than a Saturday or a Sunday) on which banks are open for general business in Hong Kong and (in relation to any date for payment or purchase of US Dollars) New York City.

         Commitment means:

         (a) in relation to a Lender, its Term Loan Commitment or its Revolving Credit Commitment or, where the context requires, the aggregate of the foregoing;

         (b)      in relation to the Term Loan Facility, a Term Loan Commitment;
                  or

         (c) in relation to the Revolving Loan Facility, a Revolving Credit Commitment.

         Compliance Certificate means a certificate substantially in the form of
         Schedule 6 (Form of Compliance Certificate) setting out, among other things, calculations of the financial covenants.

         Consolidated Net Profits means the consolidated profits of the Group after taxation.

         Default means:

         (a)      an Event of Default; or

         (b) an event or circumstance which would be (with the expiry of a grace period, the giving of notice or the making of any determination under the Finance Documents or any combination of them) an Event of Default.

         Effective Date means the date on which the Total Revolving Credit Commitments are increased pursuant to Clause 2.3 (Increase in the Revolving Credit Facility), as more particularly defined in Clause 2.3(p) (Increase in the Revolving Credit Facility).

         Event of Default means an event specified as such in Clause 20
         (Default).

         Facility means a credit facility made available under this Agreement.

         Facility Office means the office(s) notified by a Lender to the Facility Agent:

         (a) on or before the date it becomes a Lender; or

         (b) by not less than five Business Days' notice,

         as the office(s) through which it will perform its obligations under this Agreement.

         Fee Letter means any letter entered into or to be entered into by reference to this Agreement between one or more Administrative Parties and the Company setting out the amount of certain fees referred to in this Agreement.

         Final Maturity Date means the fifth anniversary of the date of this Agreement.

         Finance Document means:

         (a)      this Agreement;

                                       2

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         (b)      a Fee Letter;

         (c)      a Transfer Certificate;

         (d)      an Additional Guarantor Accession Agreement;

         (e)      the Additional Lender Accession Agreement;

         (f)      a Subordination Agreement;

         (g)      a Security Document; or

         (h) any other document designated as such by the Facility Agent and the Company.

         Finance Party means a Lender or an Administrative Party.

         Financial Indebtedness means any indebtedness for or in respect of:

         (a)      moneys borrowed;

         (b)      any acceptance credit;

         (c)      any amount raised pursuant to any note purchase facility;

         (d) any bond, note, debenture, loan stock or other similar instrument;

         (e) any agreement treated as a finance or capital lease in accordance with generally accepted accounting principles in Hong Kong;

         (f) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

         (g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

         (h) any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;

         (i) any counter-indemnity obligation in respect of any guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; or

         (j) any guarantee, indemnity or similar assurance against liabilities of any person in respect of any item referred to in the above paragraphs,

         but excluding Intra-Group Debt.

         Group means the group formed by KAL and its Subsidiaries.

         Guarantor means an Original Guarantor or an Additional Guarantor.

         Holding Company of any other person, means a company in respect of which that other person is a Subsidiary.

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         Hong Kong means the Hong Kong Special Administrative Region of the
         People's Republic of China.

         Increased Cost means:

         (a)      an additional or increased cost;

         (b) a reduction in the rate of return from a Facility or on a Finance Party's (or its Affiliate's) overall capital; or

         (c)      a reduction of an amount due and payable under any Finance
                  Document,

         which is incurred or suffered by a Finance Party or any of its Affiliates but only to the extent attributable to that Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document.

         Information Memorandum means the information memorandum prepared on behalf of, and approved by, the Company in connection with this Agreement.

         Intra-Group Debt means any indebtedness owing by a member of the Group to another member of the Group.

         KAL means Kellwood Asia Limited.

         Kellwood Group means the group formed by Kellwood Company and its Subsidiaries, but excluding those entities who are members of the Group.

         Lender means:

         (a)      an Original Lender;

         (b)      an Additional Lender (if any); or

         (c) any person which becomes a Lender after the date of this Agreement.

         LIBOR means for a Term of any Loan or overdue amount:

         (a)      the applicable Screen Rate; or

         (b) if no Screen Rate is available for the relevant currency or Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market, as at 11.00 a.m. (London time) on the Rate Fixing Day for the offering of deposits in the currency of that Loan or overdue amount for a period comparable to that Term.

         Loan means, unless otherwise stated in this Agreement, the principal amount of each borrowing under this Agreement or the principal amount outstanding of that borrowing.

         London Business Day means a day (other than a Saturday or a Sunday) on which banks are open for general business in London.

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         Majority Lenders means, at any time, Lenders:

         (a) whose share in the outstanding Loans and whose undrawn Commitments then aggregate 66(2)/3 per cent. or more of the aggregate of all the outstanding Loans and the undrawn Commitments of all the Lenders;

         (b) if there is no Loan then outstanding, whose undrawn Commitments then aggregate 66(2)/3 per cent. or more of the Total Commitments; or

         (c) if there is no Loan then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated 66(2)/3 per cent. or more of the Total Commitments immediately before the reduction.

         Margin means the rate per annum calculated in accordance with Clause
         8.3 (Margin adjustments).

         Material Adverse Effect means a material adverse effect on:

         (a) the business, prospects or financial condition of any Relevant Obligor or the Group as a whole;

         (b) the ability of any Relevant Obligor to perform its obligations under any Finance Document;

         (c)      the validity or enforceability of any Finance Document; or

         (d) any right or remedy of a Finance Party in respect of a Finance Document.

         Material Subsidiary means, at any time, a Subsidiary of KAL if the after-tax profits of that Subsidiary then exceeds five per cent. of the Consolidated Net Profits.

         For this purpose:

         (a)      subject to paragraph (b) below:

                  (i) the contribution of a Subsidiary of KAL will be determined from its financial statements which were consolidated into the latest consolidated financial statements of KAL; and

                  (ii) the financial condition of KAL will be determined from the latest consolidated financial statements of KAL;

         (b) if a Subsidiary of KAL becomes a member of the Group after the date on which the latest consolidated financial statements of KAL were prepared:

                  (i) the contribution of the Subsidiary will be determined from its latest financial statements; and

                  (ii) the financial condition of the Group will be determined from the latest consolidated financial statements of KAL but adjusted to take into account any subsequent acquisition or disposal of a business or a company (including that Subsidiary);

         (c) the contribution of a Subsidiary will, if it has Subsidiaries, be determined from its consolidated financial statements;

         (d) if a Material Subsidiary disposes of all or substantially all of its assets to another Subsidiary of KAL, that Subsidiary of KAL (if it is not already a Material Subsidiary) will immediately become a Material Subsidiary; and

         (e) a Subsidiary of KAL (if it is not already a Material Subsidiary) will become a Material Subsidiary on completion of any other intra-Group transfer or reorganisation if it would have been a Material Subsidiary had the intra-Group transfer or reorganisation occurred on the date of the latest consolidated financial statements of KAL.

         Maturity Date means the last day of the Term of a Revolving Credit
         Loan.

         Moody's means Moody's Investors Service Limited or any successor to its rating business.

         Obligor means the Company, a Guarantor or any other person (other than the Facility Agent) who is a party to a Subordination Agreement.

         Original Financial Statements means the audited unconsolidated financial statements of KAL for the year ended 31 January 2005.

         Original Obligor means the Company or an Original Guarantor.

         Participating Lender has the meaning given to it in Clause 2.3(i) (Increase in the Revolving Credit Facility).

         Party means a party to this Agreement.

         Pro Rata Share means:

         (a) for the purpose of determining a Lender's share in a utilisation of a Facility, the proportion which its Commitment under that Facility bears to all the Commitments under that Facility; and

         (b)      for any other purpose on a particular date:

                  (i) the proportion which a Lender's share of the Loans (if any) bears to all the Loans;

                  (ii) if there is no Loan outstanding on that date, the proportion which its Commitment bears to the Total Commitments on that date;

                  (iii) if the Total Commitments have been cancelled, the proportion which its Commitments bore to the Total Commitments immediately before being cancelled; or

                  (iv) when the term is used in relation to a Facility, the above proportions but applied only to the Loans and Commitments for that Facility.

         For the purpose of sub-paragraph (iv) above, the Facility Agent will determine, in the case of a dispute whether the term in any case relates to a particular Facility.

         Rate Fixing Day means the second London Business Day before the first day of a Term or such other day as the Facility Agent determines is generally treated as the rate fixing day by market practice in the relevant interbank market.

         Reference Banks means the principal London offices of Bank of America, N.A. and The Hongkong and Shanghai Banking Corporation Limited and any other bank or financial institution appointed as such by the Facility Agent under this Agreement.

         Relevant Obligor means the Company or a Guarantor.

         Repayment Instalment means each instalment for repayment of the Term Loans.

         Repeating Representations means at any time the representations and warranties which are then made or deemed to be repeated under Clause
         16.17 (Times for making representations and warranties).

         Request means a request for a Loan, substantially in the form of
         Schedule 3 (Form of Request).

         Resignation Request means a letter in the form of Schedule 11 (Form of Resignation Request), with such amendments as the Facility Agent and the Company may agree.

         Revolving Credit Commitment means:

         (a)      for an Original Lender, the amount set opposite its name in
                  Schedule 1 (Original Parties) under the heading Revolving Credit Commitments and the amount of any other Revolving Credit Commitment it acquires;

         (b) for an Additional Lender (if any), the amount set opposite its name in the Additional Lender Accession Agreement under the heading Revolving Credit Commitments and the amount of any other Revolving Credit Commitment it acquires; and

         (c) for any other Lender, the amount of any Revolving Credit Commitment it acquires,

         to the extent not cancelled, transferred or reduced, and as increased, under this Agreement.

         Revolving Credit Facility means the revolving credit facility made available under this Agreement utilising the Revolving Credit Commitments.

         Revolving Credit Loan means a Loan under the Revolving Credit Facility and identified as such in its Request.

         Rollover Loan means one or more Revolving Credit Loans:

         (a) to be made on the same day that a maturing Revolving Credit Loan is due to be repaid;

         (b) the aggregate amount of which is equal to or less than the maturing Revolving Credit Loan; and

         (c) to be made for the purpose of refinancing the maturing Revolving Credit Loan,

         but excluding the first Revolving Credit Loan made after the Effective Date.

         S&P means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. or any successor to its rating business.

         Screen Rate means the British Bankers Association Interest Settlement Rate for the relevant currency and Term displayed on page 3750 on the Telerate Screen. If the relevant page is replaced or the service ceases to be available, the Facility Agent (after consultation with the Company and the Lenders) may specify another page or service displaying the appropriate rate.

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

         Security Document means an agreement or other document in form and substance satisfactory to the Facility Agent to be executed and delivered to the Facility Agent by any person pursuant to Clause 19.14 (Security), as more particularly defined in Clause 19.14 (Security).

         Security Interest means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect.

         Subsidiary means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the voting capital or similar right of ownership and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.

         Subordination Agreement means:

         (a) in relation to any debt or Financial Indebtedness referred to in Clause 19.7(b)(ii)(B) (Financial Indebtedness), a subordination agreement to be entered into between the Facility Agent and the relevant persons, substantially in the form of Part 1 of Schedule 9 (Form of Subordination Agreement); or

         (b) in relation to any debt or Financial Indebtedness referred to in Clause 19.7(b)(v) or 19.7(b)(vi) (Financial Indebtedness), a subordination agreement to be entered into between the Facility Agent and the relevant persons, substantially in the form of Part 2 of Schedule 9 (Form of Subordination Agreement).

         Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

         Tax Credit means a credit against any Tax or any relief or remission for or rebate of Tax (or its repayment).

         Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

         Tax Payment means a payment made by an Obligor to, for or on behalf of a Finance Party or an Affiliate of a Finance Party in any way relating to a Tax Deduction or under any indemnity given by that Obligor in respect of Tax under any Finance Document.

         Term means each period determined under this Agreement by reference to which interest on a Loan or an overdue amount is calculated.

         Term Loan means a Loan under the Term Loan Facility and identified as such in its Request.

                                       8


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         Term Loan Commitment means:

         (a)      for an Original Lender, the amount set opposite its name in
                  Schedule 1 (Original Parties) under the heading Term Loan Commitments and the amount of any other Term Loan Commitment it acquires; and

         (b) for any other Lender, the amount of any other Term Loan Commitment it acquires,

         to the extent not cancelled, transferred or reduced under this Agreement.

         Term Loan Facility means the term loan facility made available under this Agreement.

         Total Commitments means the aggregate of the Commitments of all the Lenders.

         Total Revolving Credit Commitments means the aggregate of the Revolving Credit Commitments of all the Lenders, being the total amount specified as such in Schedule 1 (Original Parties) at the date of this Agreement.

         Total Term Loan Commitments means the aggregate of the Term Loan Commitments of all the Lenders, being the total amount specified as such in Schedule 1 (Original Parties) at the date of this Agreement.

         Transfer Certificate means a certificate, substantially in the form of
         Schedule 4 (Form of Transfer Certificate), with such amendments as the Facility Agent may approve or reasonably require or any other form agreed between the Facility Agent and the Company.

         US Dollar or US$ means the lawful currency for the time being of the United States of America.

         Utilisation Date means each date on which a Facility is utilised.

1.2      Construction

(a) The following definitions have the meanings given to them in Clause 18 (Financial covenants):

         (i)      Capital Expenditure;

         (ii)     Consolidated EBIT;

         (iii)    Consolidated EBITDA;

         (iv)     Consolidated Finance Charges;

         (v)      Consolidated Funded Debt;

         (vi)     Consolidated Tangible Net Worth; and

         (vii)    Measurement Period.

(b) In this Agreement, unless the contrary intention appears, a reference to:

         (i) an amendment includes a supplement, novation, restatement or re-enactment and amended will be construed accordingly;

         (ii) assets includes present and future properties, revenues and rights of every description;

         (iii) an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

         (iv) disposal means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

         (v) indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money;

         (vi) know your customer requirements are the identification checks that a Finance Party requests in order to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;

         (vii) a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

         (viii) a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

         (ix) a currency is a reference to the lawful currency for the time being of the relevant country;

         (x) a Default being outstanding means that it has not been remedied or waived;

         (xi) a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

         (xii) a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Agreement;

         (xiii) a Party or any other person includes its successors in title, permitted assigns and permitted transferees;

         (xiv) a Finance Document or other document includes (without prejudice to any prohibition on amendments) all amendments however fundamental to that Finance Document or other document, including any amendment providing for any increase in the amount of a facility or any additional facility; and

         (xv)     a time of day is a reference to Hong Kong time.

(c) Unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

         (i) if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

         (ii) if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

         (iii) notwithstanding sub-paragraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

(d) Unless the contrary intention appears:

         (i) a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;

         (ii) a word or expression used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and

         (iii) any obligation of an Obligor under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of an Obligor is or may be outstanding under the Finance Documents.

(e)      The headings in this Agreement do not affect its interpretation.

2.       FACILITIES

2.1      Term Loan Facility

         Subject to the terms of this Agreement, the Lenders make available to the Company a term loan facility in an aggregate amount equal to the Total Term Loan Commitments.

2.2      Revolving Credit Facility

         Subject to the terms of this Agreement, the Lenders make available to the Company a revolving credit facility in an aggregate amount equal to the Total Revolving Credit Commitments.

2.3      Increase in the Revolving Credit Facility

(a)      In this Subclause:

         Consolidated EBITDA and Consolidated Funded Debt have the meanings given to them in Clause 18 (Financial covenants), provided that a reference to a Measurement Period in Clause 18 (Financial covenants) shall, for the purpose of this Subclause, be construed to mean a financial quarter of KAL.

(b) The Company may, by notice to the Facility Agent (the Increase Request) delivered no later than the date falling 48 months from the date of this Agreement, request for an increase in the Revolving Credit Facility (the Increase).

(c) The availability of the Increase is conditional upon the ratios of Consolidated Funded Debt to Consolidated EBITDA being less than 2.5 to 1 at all times during the two consecutive financial quarters of KAL immediately prior to (A) the date of the Increase Request and (B) the Effective Date.

(d) Upon receipt of a duly completed Increase Request, the Facility Agent must:

         (i)      if it is satisfied that the condition set out in sub-paragraph
                  (c)(A) above and, if the date of the Increase Request and the proposed Effective Date falls on the same financial quarter of KAL, in sub-paragraph (c)(B) above is fulfilled, promptly notify each Lender of the Increase Request; and

         (ii) if it is not so satisfied, promptly notify the Company that the Increase will not be made available to the Company.

(e) An Increase Request will not be regarded as having been duly completed unless it sets out:

         (i) the Company's request for the Increase and the amount of the Increase requested (the Requested Increase Amount), which shall not exceed US$10,000,000;

         (ii)     the proposed Effective Date, which must be:

                  (A) subject to (B) below, a date falling not less than 30 days and not more than 60 days from the date of that Increase Request;

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

                  (B) if the latest to occur of the Maturity Date of the Revolving Credit Loans then outstanding falls after 60 days from the date of the Increase Request, the proposed Effective Date may fall on that Maturity Date; and

                  (C) a date falling on or, subject to (B) above, after the latest to occur of the Maturity Date of the Revolving Credit Loans then outstanding;

         (iii) the amount of Consolidated Funded Debt and Consolidated EBITDA and the ratios of Consolidated Funded Debt and Consolidated EBITDA as at the relevant dates;

         (iv) the calculations of the condition set out in paragraph (c) above; and

         (v) the amount of the fee described in Clause 23.4 (Increase fee) in respect of the Increase that the Company will agree to pay,

         and having attached to it the relevant financial statements of KAL.

(f) The Company may only issue one Increase Request. The Increase Request is irrevocable.

(g) Each Lender must notify the Facility Agent within 14 days after the date of the Facility Agent's notification under paragraph (d)(i) above:

         (i) whether it agrees to make available to the Company additional amounts for the purpose of the Increase; and

         (ii) if it agrees under sub-paragraph (i) above, the maximum additional amounts (which must not exceed the Requested Increase Amount), that it agrees to make available to the Company for the purpose of the Increase (the Agreed Additional Commitment).

(h)       A Lender may not participate in the Increase if it:

         (i) notifies the Facility Agent under paragraph (g) above that it does not agree to make available to the Company additional amounts for the purpose of the Increase; or

         (ii) fails to notify the Facility Agent in accordance with paragraph (g) above.

(i) If the Facility Agent determines that the aggregate of the Agreed Additional Commitments of all Lenders is less than the Requested Increase Amount, the Facility Agent must notify the Company promptly and give the Company details of the Lenders agreeing to make available to the Company additional amounts for the purpose of Increase (the Participating Lenders) and the Agreed Additional Commitment of each Participating Lender. Within 30 days of receipt of such notice, the Company may notify the Facility Agent of the names and details (including Facility Office, account and contact details) of any other banks or financial institutions (each an Additional Lender) which agree to make available to the Company credit facilities for the purpose of the Increase and the amount it agrees to make available to the Company for the purpose of the Increase, provided that:

         (i) the aggregate amount of the credit facilities to be made available by the Additional Lenders does not exceed the difference between (A) the Requested Increase Amount and (B) the aggregate of the Agreed Additional Commitments of all Participating Lenders;

         (ii) there would not be more than two Additional Lenders as a result; and

         (iii) the participation of each Additional Lender under the Increase is a minimum of US$2,000,000 and an integral multiple of US$1,000,000, unless the Facility Agent agrees otherwise.

(j) Subject to the other provisions of this Subclause, on and from the Effective Date, the Commitment of each Lender in the Revolving Credit Facility for the purpose of the Increase shall be:

         (i) if the aggregate of the Agreed Additional Commitments of all Participating Lenders exceeds the Requested Increase Amount, calculated in accordance with the following formula:

                    X
                    -   x  Z
                    Y

                  where:

                  X is the Agreed Additional Commitment of that Participating Lender;

                  Y is the Agreed Additional Commitments of all Participating Lenders; and

                  Z is the Requested Increase Amount; or

         (ii) if the aggregate of the Agreed Additional Commitments of all Participating Lenders is equal to or less than the Requested Increase Amount, the Agreed Additional Commitment of that Lender (if it is a Participating Lender) or as notified by the Company to the Facility Agent (if it is an Additional Lender),

         and the Total Revolving Credit Commitments shall be increased accordingly.

(k) The Facility Agent shall promptly notify the Company, all Lenders and all Additional Lenders the details, and the amount of the Revolving Credit Commitments, of each Lender and each Additional Lender and shall prepare the Additional Lender Accession Agreement within five days of such notification.

(l) The Company shall procure that each Additional Lender delivers to the Facility Agent an Additional Lender Accession Agreement duly executed by it not later than five days prior to the proposed Effective Date set out in the Increase Request.

(m) The Company shall enter into a Fee Letter with the Facility Agent pursuant to Clause 23.4 (Increase fee) in form and substance satisfactory to the Facility Agent on or before the Effective Date.

(n)      The Increase is effected on the later of:

         (i) the date on which the Facility Agent executes the Additional Lender Accession Agreement (if any); and

         (ii)     the proposed Effective Date as set out in the Increase
                  Request,

         (the Effective Date). The Facility Agent must execute as soon as reasonably practicable the Additional Lender Accession Agreement which appears on its face to be in order.

(o) The Facility Agent must, as soon as reasonably practicable after it has executed the Additional Lender Accession Agreement, send a copy of the Additional Lender Accession Agreement to each of the Company, the Participating Lenders, the Additional Lenders and the other Finance Parties.

(p) If the date of the Increase Request and the proposed Effective Date do not fall on the same financial quarter of KAL, the Company must deliver to the Facility Agent, as soon as they are available and in any event not later than the date falling 5 days prior to the proposed Effective Date, the relevant financial statements of KAL, together with a statement of the Company setting out:

         (i) the amount of Consolidated Funded Debt and Consolidated EBITDA and the ratios of Consolidated Funded Debt and Consolidated EBITDA as at the relevant dates; and

         (ii) the calculations of the conditions set out in paragraph (c) above.

(q) The Company agrees that it shall have no rights whatever against a Finance Party should there be no Increase. The Company waives any rights it may have against a Finance Party to procure the Increase.

2.4      Nature of a Finance Party's rights and obligations

         Unless all the Finance Parties agree otherwise:

         (a) the obligations of a Finance Party under the Finance Documents are several;

         (b) failure by a Finance Party to perform its obligations does not affect the obligations of any other Party under the Finance Documents;

         (c) no Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents;

         (d) the rights of a Finance Party under the Finance Documents are separate and independent rights;

         (e) a Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights; and

         (f) a debt arising under the Finance Documents to a Finance Party is a separate and independent debt.

3.       PURPOSE

3.1      Loans

         Each Loan may only be used for financing the general corporate purposes of the Company and the repayment of intercompany loans.

3.2      No obligation to monitor

         No Finance Party is bound to monitor or verify the utilisation of a Facility.

4.       CONDITIONS PRECEDENT

4.1      Conditions precedent documents

         A Request may not be given until the Facility Agent has notified the Company and the Lenders that it has received all of the documents and evidence set out in Part 1 of Schedule 2 (Conditions precedent documents) in form and substance satisfactory to the Facility Agent. The Facility Agent must give this notification to the Company and the Lenders promptly upon being so satisfied.

4.2      Further conditions precedent

         The obligations of each Lender to participate in any Loan are subject to the further conditions precedent that:

         (a) on both the date of the Request and the Utilisation Date for that Loan:

                  (i) the Repeating Representations are correct in all material respects; and

                  (ii) no Default or, in the case of a Rollover Loan, no Event of Default is outstanding or would result from the Loan; and

         (b) on the Utilisation Date of the first Revolving Credit Loan made after the Effective Date, all Revolving Credit Loans outstanding on the Effective Date will have been repaid.

4.3      Maximum number

         Unless the Facility Agent agrees, a Request may not be given if, as a result, there would be more than 10 Loans outstanding.

5.       UTILISATION

5.1      Giving of Requests

(a) The Company may borrow a Loan by giving to the Facility Agent a duly completed Request.

(b) Unless the Facility Agent otherwise agrees, the latest time for receipt by the Facility Agent of a duly completed Request is 10.00 a.m. one Business Day before the Rate Fixing Day for the proposed borrowing.

(c)      Each Request is irrevocable.

5.2      Completion of Requests

         A Request for a Loan will not be regarded as having been duly completed unless:

         (a)      it identifies the Facility the Loan applies to;

         (b) the Utilisation Date is a Business Day falling within the Availability Period;

         (c)      the amount of the Loan requested is:

                  (i) a minimum of US$5,000,000 and an integral multiple of US$1,000,000; or

                  (ii) the total undrawn amount available under the relevant Facility on the proposed Utilisation Date; or

                  (iii)    such other amount as the Facility Agent may agree;
                           and

         (d)      the proposed Term complies with this Agreement.

         Only one Loan may be requested in a Request.

5.3      Advance of Loan

(a) The Facility Agent must promptly notify each Lender of the details of the requested Loan and the amount of its share in that Loan.

(b) The amount of each Lender's share of the Loan will be its Pro Rata Share on the proposed Utilisation Date.

(c)      No Lender is obliged to participate in a Loan if, as a result:

         (i) its share in the Loans under a Facility would exceed its Commitment for that Facility; or

         (ii)     the Loans would exceed the Total Commitments.

(d) If the conditions set out in this Agreement have been met, subject to paragraph (e) below, each Lender must make its share in the Loan available to the Facility Agent for the Company through its Facility Office on the Utilisation Date.

(e) If on any date an amount (the first amount) is to be advanced or paid by a Lender (or the Facility Agent for its account) under this Agreement to the Company and an amount (the second amount) is due to be repaid by the Company to that Lender under this Agreement in the same currency, that Lender or (as the case may be) the Facility Agent shall apply the first amount in or towards payment of the second amount and the obligations of that Lender or the Company (as the case may be) shall be satisfied pro tanto and in such case no actual payment by that Lender or the Company (as the case may be) shall be required to the extent of such amount satisfied. Notwithstanding the foregoing, the relevant Lender shall remain obliged to advance any excess of the first amount over the second amount or, as the case may be, the Company shall remain obliged to repay any shortfall of the first amount over the second amount, in each case in accordance with the terms of this Agreement.

6.       REPAYMENT

6.1      Repayment of Term Loans

(a) The Company must repay the Term Loans in full by nine approximately equal semi-annual instalments.

(b) Each Repayment Instalment will be of an amount equal as nearly possible to one-ninth of the amount of all the Term Loans borrowed under this Agreement.

(c) The first Repayment Instalment must be repaid 12 months after the date of this Agreement, and subsequent Repayment Instalments must be repaid at six-monthly intervals from that date. The final Repayment Instalment must be repaid on the Final Maturity Date.

6.2      Repayment of Revolving Credit Loans

(a) The Company must repay each Revolving Credit Loan in full on its Maturity Date.

(b) Subject to the other terms of this Agreement, any amounts repaid under paragraph (a) above may be re-borrowed.

7.       PREPAYMENT AND CANCELLATION

7.1      Mandatory prepayment - illegality

(a) A Lender must notify the Facility Agent and the Company promptly if it becomes aware that it is unlawful in any applicable jurisdiction for that Lender to perform any of its obligations under a Finance Document or to fund or maintain its share in any Loan.

(b) After notification under paragraph (a) above the Facility Agent must notify the Company and:

         (i) the Company must repay or prepay the share of that Lender in each Loan on the date specified in paragraph (c) below; and

         (ii)     the Commitments of that Lender will be immediately cancelled.

(c) The date for repayment or prepayment of a Lender's share in a Loan will be the date specified by the Lender in the notification under paragraph
         (a) above, being:

         (i) a date falling not less than 30 days after the date of the notification under paragraph (a) above; or

         (ii) if earlier, the last day of any applicable grace period allowed by law.

7.2      Voluntary prepayment

(a) The Company may, by giving not less than 5 Business Days' prior notice to the Facility Agent, prepay any Loan in whole or in part, provided that the Company may only prepay a Term Loan on a date falling on or after the earlier of (i) the last day of the Availability Period for Term Loans and (ii) the date on which the Total Term Loan Commitments are reduced to zero.

(b) A prepayment of part of a Loan must be in a minimum amount of US$5,000,000 and an integral multiple of US$1,000,000.

7.3      Automatic cancellation

(a) The Commitments of each Lender will be automatically cancelled at the close of business on the last day of the Availability Period.

(b) The Total Revolving Credit Commitments will be automatically reduced and cancelled by US$10,000,000 at the close of business on the date falling 48 months from the date of this Agreement.

7.4      Voluntary cancellation

(a) The Company may, by giving not less than 30 days' prior notice to the Facility Agent, cancel the unutilised amount of the Total Commitments in whole or in part.

(b) Partial cancellation of the Total Commitments must be in a minimum amount of US$5,000,000 and an integral multiple of US$1,000,000.

(c) Any cancellation in part will be applied against the relevant Commitment of each Lender pro rata.

7.5      Right of repayment and cancellation of a single Lender

(a)      If the Company is, or will be, required to pay to a Lender:

         (i)      a Tax Payment;

         (ii)     an Increased Cost; or

         (iii) interest on a Lender's participation in a Loan is required to be calculated in accordance with Clause 10.2(c) (Market disruption),

         the Company may, while the requirement continues, give notice to the Facility Agent requesting prepayment and cancellation in respect of that Lender.

(b)      After notification under paragraph (a) above:

         (i) the Company must repay or prepay that Lender's share in each Loan on the date specified in paragraph (c) below; and

         (ii)     the Commitments of that Lender will be immediately cancelled.

(c) The date for repayment or prepayment of a Lender's share in a Loan will be:

         (i)      the last day of the current Term for that Loan; or

         (ii) if earlier, the date specified by the Company in its notification.

7.6      Partial prepayment of Term Loans

(a) Except where this Clause expressly provides otherwise, any partial prepayment of a Term Loan will be applied against the remaining Repayment Instalments pro rata.

(b) Any voluntary prepayment of a Term Loan under Clause 7.2 (Voluntary prepayment) will be applied against the remaining Repayment Instalments in inverse order of maturity.

(c) No amount of a Term Loan prepaid under this Agreement may subsequently be re-borrowed.

7.7      Re-borrowing of Revolving Credit Loans

         Any voluntary prepayment of a Revolving Credit Loan under Clause 7.2 (Voluntary prepayment) may be re-borrowed on the terms of this Agreement. Any other prepayment of a Revolving Credit Loan may not be re-borrowed.

7.8      Miscellaneous provisions

(a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s) and the affected Loans and Commitments. The Facility Agent must notify the Lenders promptly of receipt of any such notice.

(b) All prepayments under this Agreement must be made with accrued interest on the amount prepaid. No premium or penalty is payable in respect of any prepayment except for Break Costs.

(c) The Majority Lenders may agree a shorter notice period for a voluntary prepayment or a voluntary cancellation.

(d) No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement.

(e) No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

8.       INTEREST

8.1      Calculation of interest

         The rate of interest on each Loan for each Term is the percentage rate per annum equal to the aggregate of the applicable:

         (a)     Margin; and

         (b)      LIBOR.

8.2      Payment of interest

         Except where it is provided to the contrary in this Agreement, the Company must pay accrued interest on each Loan made to it on the last day of each Term and also, if the Term is longer than six months, on the dates falling at six-monthly intervals after the first day of that Term.

8.3      Margin adjustments

(a)      In this Subclause:

         Consolidated Funded Debt and Consolidated EBITDA have the meanings given to them in Clause 18 (Financial covenants).

(b)      The initial Margin is 1.35 per cent. per annum.

(c) Subject to the other provisions of this Subclause, the Margin will be calculated by reference to the table below and the information set out in the relevant Compliance Certificate and consolidated financial statements for KAL:

          --------------------------------------------------------- -------------------------------------------

          Ratio of Consolidated Funded Debt to Consolidated EBITDA         Margin (per cent. per annum)
          --------------------------------------------------------- -------------------------------------------
          Less than or equal to 2.5 to 1                                               1.10
          --------------------------------------------------------- -------------------------------------------
          More than 2.5 to 1                                                           1.35
          --------------------------------------------------------- -------------------------------------------


(d)      Any change in the Margin will:

         (i) apply to each new Loan made after the date of receipt by the Facility Agent of the relevant Compliance Certificate and financial statements; and

         (ii) become effective with respect to each existing Loan as of the second Business Day immediately following the date of receipt by the Facility Agent of the relevant Compliance Certificate and financial statements.

(e)      For so long as:

         (i) KAL is in default of its obligation under this Agreement to provide a Compliance Certificate or the relevant financial statements; or

         (ii)     an Event of Default is outstanding,

         the Margin will be the highest applicable rate, being 1.35 per cent. per annum.

8.4      Interest on overdue amounts

(a) If a Relevant Obligor fails to pay any amount payable by it under the Finance Documents, it must immediately on demand by the Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment.

(b) Interest on an overdue amount is payable at a rate determined by the Facility Agent to be two per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount. For this purpose, the Facility Agent may (acting reasonably):

         (i) select successive Terms of any duration of up to three months; and

         (ii) determine the appropriate Rate Fixing Day for that Term.

(c) Notwithstanding paragraph (b) above, if the overdue amount is a principal amount of a Loan and becomes due and payable before the last day of its current Term, then:

         (i) the first Term for that overdue amount will be the unexpired portion of that Term; and

         (ii) the rate of interest on the overdue amount for that first Term will be two per cent. per annum above the rate then payable on that Loan.

         After the expiry of the first Term for that overdue amount, the rate on the overdue amount will be calculated in accordance with paragraph (b) above.

(d) Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Terms but will remain immediately due and payable.

8.5      Notification of rates and amounts of interest

         The Facility Agent must promptly notify each relevant Party of the determination of (i) a rate of interest under this Agreement and (ii) an amount of interest payable by that Party under this Agreement.

9.       TERMS

9.1      Selection - Term Loans

(a)      Each Term Loan has successive Terms.

(b) The Company must select the first Term for a Term Loan in the relevant Request and each subsequent Term in an irrevocable notice received by the Facility Agent not later than 10.00 a.m. one Business Day before the Rate Fixing Day for that Term. Each Term for a Term Loan will start on its Utilisation Date or on the expiry of its preceding Term.

(c) If the Company fails to select a Term for an outstanding Term Loan under paragraph (b) above, that Term will, subject to the other provisions of this Clause, be three months.

(d) Subject to the following provisions of this Clause, each Term for a Term Loan will be:

         (i)      one, two or three month(s); or

         (ii)     if availability is confirmed by all Lenders, six months; or

         (iii)    any other period agreed by the Company and all Lenders.

9.2      Selection - Revolving Credit Loans

(a)      Each Revolving Credit Loan has one Term only.

(b) The Company must select the Term for a Revolving Credit Loan in the relevant Request.

(c) Subject to the following provisions of this Clause, each Term for a Revolving Credit Loan will be:

         (i)      one, two or three month(s); or

         (ii)     if availability is confirmed by all Lenders, six months; or

         (iii)    any other period agreed by the Company and all Lenders.

9.3      Consolidation - Term Loans

         If the Company so requests, a Term for a Term Loan will end on the same day as the current Term for any other Term Loan. On the last day of those Terms, those Term Loans will be consolidated and treated as one Term Loan.

9.4      Coincidence with Repayment Instalment dates

(a) The Company may select any Term of less than six months for a Term Loan (and may redesignate any Term Loan as two Term Loans) to ensure that the amount of the Term Loans with a Term ending on a date for repayment of a Repayment Instalment is not less than the Repayment Instalment due on that date.

(b) If the Company fails to make a selection in the circumstances envisaged in paragraph (a) above, the Facility Agent may, before the Rate Fixing Day for the relevant Term shorten any Term for a Term Loan (and may designate any Term Loan as two Term Loans) to achieve the same end.

9.5 No overrunning the date of reduction and cancellation of the Total Revolving Credit Commitments

         If a Term for a Revolving Credit Loan would otherwise overrun the date falling 48 months after the date of this Agreement, it will be shortened so that it ends on that day.

9.6      No overrunning the Effective Date

         If a Term for a Revolving Credit Loan would otherwise overrun the Effective Date (if any), it will be shortened so that it ends on the Effective Date.

9.7      No overrunning the Final Maturity Date

         If a Term would otherwise overrun the Final Maturity Date, it will be shortened so that it ends on the Final Maturity Date.

9.8      Other adjustments

         The Facility Agent and the Company may enter into such other arrangements as they may agree for the adjustment of Terms and the consolidation and/or splitting of Loans.

9.9      Notification

         The Facility Agent must notify each relevant Party of the duration of each Term promptly after ascertaining its duration.

10.      MARKET DISRUPTION

10.1     Failure of a Reference Bank to supply a rate

         If LIBOR is to be calculated by reference to the Reference Banks but a Reference Bank does not supply a rate by 12.00 noon (London time) on a Rate Fixing Day, the applicable LIBOR will, subject as provided below, be calculated on the basis of the rates of the remaining Reference Banks.

10.2     Market disruption

(a) In this Clause, each of the following events is a market disruption event:

         (i) LIBOR is to be calculated by reference to the Reference Banks but no, or only one, Reference Bank supplies a rate by 12.00 noon (London time) on the Rate Fixing Day; or

         (ii) the Facility Agent receives by close of business on the Rate Fixing Day notification from Lenders whose shares in the relevant Loan exceed 30 per cent. of that Loan that the cost to them of obtaining matching deposits in the relevant interbank market is in excess of LIBOR for the relevant Term.

(b) The Facility Agent must promptly notify the Company and the Lenders of a market disruption event.

(c) After notification under paragraph (b) above, the rate of interest on each Lender's share in the affected Loan for the relevant Term will be the aggregate of the applicable:

         (i)      Margin; and

         (ii) rate notified to the Facility Agent by that Lender as soon as practicable, and in any event before interest is due to be paid in respect of that Term, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its share in that Loan from whatever source it may reasonably select.

10.3     Alternative basis of interest or funding

(a) If a market disruption event occurs and the Facility Agent or the Company so requires, the Company and the Facility Agent must enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding for the affected Loan.

(b) Any alternative basis agreed will be, with the prior consent of all the Lenders, binding on all the Parties.

11.      TAXES

11.1     Tax gross-up

(a) Each Relevant Obligor must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b) If a Relevant Obligor or a Lender is aware that a Relevant Obligor must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it must promptly notify the Facility Agent. The Facility Agent must then promptly notify the affected Parties.

(c) If a Tax Deduction is required by law to be made by a Relevant Obligor or the Facility Agent, the amount of the payment due from that Relevant Obligor will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d) If a Relevant Obligor is required to make a Tax Deduction, that Relevant Obligor must make the minimum Tax Deduction allowed by law and must make any payment required in connection with that Tax Deduction within the time allowed by law.

(e) Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Relevant Obligor making that Tax Deduction must deliver to the Facility Agent for the relevant Finance Party evidence satisfactory to that Finance Party (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

11.2     Tax indemnity

(a) Except as provided below, the Company must indemnify a Finance Party and an Affiliate of a Finance Party against any loss or liability which that Finance Party or Affiliate (in its absolute discretion) determines will be or has been suffered (directly or indirectly) by that Finance Party or Affiliate for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document.

(b)      A Finance Party making, or intending to make, a claim under paragraph
         (a) above must promptly notify the Company of the event which will give, or has given, rise to the claim.

11.3     Exceptions

         Clauses 11.1 (Tax gross-up) and 11.2 (Tax indemnity) above do not apply to any Tax assessed on a Finance Party or an Affiliate of a Finance Party under the laws of the jurisdiction in which:

         (i) that Finance Party or Affiliate is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party or Affiliate has a Facility Office and is treated as resident for tax purposes; or

         (ii) that Finance Party's or that Affiliate's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

         if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party or Affiliate. However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by that Finance Party or Affiliate, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose.

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11.4     Tax credit

         If a Relevant Obligor makes a Tax Payment and the relevant Finance Party (in its absolute discretion) determines that:

         (a) a Tax Credit is attributable to that Tax Payment; and

         (b) that Finance Party has used and retained that Tax Credit,

         that Finance Party must pay an amount to that Relevant Obligor which that Finance Party determines (in its absolute discretion) will leave it (after that payment) in the same after-tax position as it would have been if the Tax Payment had not been required to be made by the Relevant Obligor.

11.5     Stamp taxes

         The Company must pay and indemnify each Finance Party against any stamp duty, stamp duty land tax, registration or other similar Tax payable in connection with the entry into, performance or enforcement of any Finance Document, except for any such Tax payable in connection with the entry into of a Transfer Certificate.

11.6     Value added taxes

(a) Any amount payable under a Finance Document by a Relevant Obligor is exclusive of any value added tax or any other Tax of a similar nature which might be chargeable in connection with that amount. If any such Tax is chargeable, that Relevant Obligor must pay to the Finance Party (in addition to and at the same time as paying that amount) an amount equal to the amount of that Tax.

(b) Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party must also at the same time pay and indemnify the Finance Party against all value added tax or any other Tax of a similar nature incurred by the Finance Party in respect of those costs or expenses but only to the extent that the Finance Party (acting reasonably) determines that it is not entitled to credit or repayment from the relevant tax authority in respect of the Tax.

12.      INCREASED COSTS

12.1     Increased Costs

         Except as provided below in this Clause, the Company must pay to a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result of:

         (a) the introduction of, or any change in, or any change in the interpretation, administration or application of, any law or regulation; or

         (b) compliance with any request from or requirement of any central bank or other fiscal, monetary or other authority (including, without limitation, a request or requirement which affects the manner in which a Finance Party or any Affiliate of a Finance Party allocates capital resources to such Finance Party's obligations under this Agreement).

12.2     Exceptions

         The Company need not make any payment for an Increased Cost to the extent that the Increased Cost is:

         (a) compensated for under another Clause or would have been but for an exception to that Clause; or

         (b) attributable to a Finance Party or its Affiliate failing to comply with any law or regulation.

12.3     Claims

(a) A Finance Party intending to make a claim for an Increased Cost must notify the Facility Agent of the circumstances giving rise to and the amount of the claim, following which the Facility Agent will promptly notify the Company.

(b) Each Finance Party must, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Cost.

13.      MITIGATION

13.1     Mitigation

(a) Each Finance Party must, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which result or would result in:

         (i) any Tax Payment or Increased Cost being payable to that Finance Party or an Affiliate of that Finance Party; or

         (ii) that Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality,

         including transferring its rights and obligations under the Finance Documents to its Affiliate or changing its Facility Office.

(b) Paragraph (a) above does not in any way limit the obligations of any Relevant Obligor under the Finance Documents.

(c) The Company must indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of any step taken by it under this Subclause.

(d) A Finance Party is not obliged to take any step under this Subclause if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

13.2     Conduct of business by a Finance Party

         No term of this Agreement will:

         (a) interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

         (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it in respect of Tax or the extent, order and manner of any claim; or

         (c) oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.

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14.      PAYMENTS

14.1     Place

         Unless a Finance Document specifies that payments under it are to be made in another manner, all payments by a Party (other than the Facility Agent) under the Finance Documents must be made to the Facility Agent to its account number 6550-0-90737 Chips UID138124 with Bank of America, N.A. at New York, New York, United States of America (Swift Code BofaUS3N), Fedwire no. 026009593 or to such other account at such office or bank as it may notify to that Party for this purpose by not less than five Business Days' prior notice.

14.2     Funds

         Payments under the Finance Documents to the Facility Agent must be made for value on the due date at such times and in such funds as the Facility Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in that currency in the place for payment.

14.3     Distribution

(a) Each payment received by the Facility Agent under the Finance Documents for another Party must, except as provided below, be made available by the Facility Agent to that Party by payment (as soon as practicable after receipt) to its account with such office or bank in New York, as it may notify to the Facility Agent for this purpose by not less than five Business Days' prior notice.

(b) The Facility Agent may apply any amount received by it for a Relevant Obligor in or towards payment (as soon as practicable after receipt) of any amount due from that Relevant Obligor under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

(c) Where a sum is paid to the Facility Agent under this Agreement for another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received it. However, the Facility Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount. If it transpires that the sum has not been received by the Facility Agent, that Party must immediately on demand by the Facility Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Facility Agent at a rate calculated by the Facility Agent to reflect its cost of funds.

14.4     Currency

(a) Unless a Finance Document specifies that payments under it are to be made in a different manner, the currency of each amount payable under the Finance Documents is determined under this Clause.

(b) Amounts payable in respect of Taxes, fees, costs and expenses are payable in the currency in which they are incurred.

(c) Each other amount payable under the Finance Documents is payable in US Dollars.

14.5     No set-off or counterclaim

         All payments made by a Relevant Obligor under the Finance Documents must be calculated and made without (and free and clear of any deduction for) set-off or counterclaim.

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14.6     Business Days

(a) If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not) or whatever day the Facility Agent determines is market practice.

(b) During any extension of the due date for payment of any principal under this Agreement, interest is payable on that principal at the rate payable on the original due date.

14.7     Partial payments

(a) If any Administrative Party receives a payment insufficient to discharge all the amounts then due and payable by the Obligors under the Finance Documents, that Administrative Party must apply that payment towards the obligations of the Obligors under the Finance Documents in the following order:

         (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Administrative Parties under the Finance Documents;

         (ii) secondly, in or towards payment pro rata of any accrued interest or fee due but unpaid under this Agreement;

         (iii) thirdly, in or towards payment pro rata of any principal amount due but unpaid under this Agreement; and

         (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) The Facility Agent must, if so directed by the Majority Lenders, vary the order set out in sub-paragraphs (a)(ii) to (iv) above.

(c)      This Subclause will override any appropriation made by an Obligor.

14.8     Timing of payments

         If a Finance Document does not provide for when a particular payment is due, that payment will be due within three Business Days of demand by the relevant Finance Party.

15.      GUARANTEE AND INDEMNITY

15.1     Guarantee and indemnity

         Each Guarantor jointly and severally and irrevocably and unconditionally:

         (a) guarantees to each Finance Party punctual performance by each Relevant Obligor of all its obligations under the Finance Documents;

         (b) undertakes with each Finance Party that, whenever a Relevant Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor must immediately on demand by the Facility Agent pay that amount as if it were the principal obligor in respect of that amount; and

         (c) indemnifies each Finance Party immediately on demand against any loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal; the amount of the loss or liability under this indemnity will be equal to the amount the Finance Party would otherwise have been entitled to recover.

15.2     Continuing guarantee

         This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by any Relevant Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

15.3     Reinstatement

(a) If any discharge (whether in respect of the obligations of any Relevant Obligor or any security for those obligations or otherwise) or arrangement is made in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation, administration or otherwise without limitation, the liability of each Guarantor under this Clause will continue or be reinstated as if the discharge or arrangement had not occurred.

(b) Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

15.4     Waiver of defences

         The obligations of each Guarantor under this Clause will not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause (whether or not known to it or any Finance Party). This includes:

         (a)     any time or waiver granted to, or composition with, any person;

         (b) any release of any person under the terms of any composition or arrangement;

         (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

         (d) any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

         (e) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

         (f) any amendment (however fundamental) of a Finance Document or any other document or security;

         (g) any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Finance Document or any other document or security; or

         (h)     any insolvency or similar proceedings.

15.5     Immediate recourse

(a) Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person before claiming from that Guarantor under this Clause.

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

(b) This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

15.6     Appropriations

         Until all amounts which may be or become payable by the Relevant Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may without affecting the liability of any Guarantor under this Clause:

         (a)      (i)      refrain from applying or enforcing any other
                           moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) against those amounts; or

                  (ii) apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise); and

         (b) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of that Guarantor's liability under this Clause.

15.7     Non-competition

         Unless:

         (a) all amounts which may be or become payable by the Relevant Obligors under or in connection with the Finance Documents have been irrevocably paid in full; or

         (b)     the Facility Agent otherwise directs,

         no Guarantor will, after a claim has been made or by virtue of any payment or performance by it under this Clause:

         (i) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf);

         (ii) be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of that Guarantor's liability under this Clause;

         (iii) claim, rank, prove or vote as a creditor of any Relevant Obligor or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

         (iv) receive, claim or have the benefit of any payment, distribution or security from or on account of any Relevant Obligor, or exercise any right of set-off as against any Relevant Obligor.

         Each Guarantor must hold in trust for and immediately pay or transfer to the Facility Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause or in accordance with any directions given by the Facility Agent under this Clause.

15.8     Additional security

         This guarantee is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Finance Party.

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

16.      REPRESENTATIONS AND WARRANTIES

16.1     Representations and warranties

         The representations and warranties set out in this Clause are made by each Relevant Obligor or (if it so states) KAL to each Finance Party.

16.2     Status

(a) It is a limited liability company, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

(b) It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

16.3     Powers and authority

         It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

16.4     Share capital

         In the case of KAL only, as at the date of this Agreement, its paid-up share capital is not less than HK$15,800,000 (which, for reference purposes only, amounts to approximately US$2,032,000 as at the date of this Agreement).

16.5     Legal validity

         Subject to any general principles of law limiting its obligations and referred to in any legal opinion required under this Agreement, each Finance Document to which it is a party is its legally binding, valid and enforceable obligation.

16.6     Non-conflict

         The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not conflict with:

         (a)      any law or regulation applicable to it;

         (b)      its or any of its Subsidiaries' constitutional documents; or

         (c) any document which is binding upon it or any of its Subsidiaries or any of its or its Subsidiaries' assets.

16.7     No default

(a) No Default is outstanding or will result from the entry into of, or the performance of any transaction contemplated by, any Finance Document; and

(b) no other event is outstanding which constitutes a default under any document which is binding on it or any of its Subsidiaries or any of its or its Subsidiaries' assets to an extent or in a manner which has or is reasonably likely to have a Material Adverse Effect.
                                       30

16.8     Authorisations

         All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents have been obtained or effected (as appropriate) and are in full force and effect.

16.9     Financial statements

         Its audited and (in the case of KAL) unaudited financial statements most recently delivered to the Facility Agent (which, in the case of KAL at the date of this Agreement, include the Original Financial Statements):

         (a) have been prepared in accordance with accounting principles and practices generally accepted in Hong Kong, consistently applied; and

         (b) (if audited) give a true and fair view of, or (if unaudited) fairly represent, its financial condition (consolidated, if applicable) as at the date to which they were drawn up,

         except, in each case, as disclosed to the contrary in those financial statements.

16.10    No material adverse change

         In the case of KAL only, as at the date of this Agreement there has been no material adverse change in the consolidated financial condition of KAL since the date to which its latest consolidated financial statements were drawn up.

16.11    Litigation

         No litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened, which have or, if adversely determined, are reasonably likely to have a Material Adverse Effect.

16.12    Information Memorandum

(a)      In the case of each Original Obligor only:

         (i) the factual information contained in the Information Memorandum was true and accurate in all material respects as at its date or (if appropriate) as at the date (if any) at which it is stated to be given;

         (ii) the financial projections of KAL contained in the Information Memorandum have been prepared as at its date, on the basis of recent historical information and assumptions believed by KAL to be fair and reasonable;

         (iii) each expression of opinion, expectation, intention or policy contained in the Information Memorandum was reasonably arrived at by such Original Obligor in good faith as at the date at which it is stated to be given;

         (iv) the Information Memorandum did not omit as at its date any information which, if disclosed, would make the Information Memorandum untrue or misleading in any material respect; and

         (v) as at the date of this Agreement, nothing has occurred since the date of the Information Memorandum which, if disclosed, would make the Information Memorandum untrue or misleading in any material respect.

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16.13    Taxes on payments

         As at the date of this Agreement, all amounts payable by it under the Finance Documents may be made without any Tax Deduction.

16.14    Stamp duties

         As at the date of this Agreement, no stamp or registration duty or similar Tax or charge is payable in its jurisdiction of incorporation in respect of any Finance Document.

16.15    Immunity

(a) The entry into by it of each Finance Document constitutes, and the exercise by it of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts performed for private and commercial purposes; and

(b) it will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to any Finance Document.

16.16    Jurisdiction/governing law

(a)       Its:

         (i) irrevocable submission under this Agreement to the jurisdiction of the courts of Hong Kong;

         (ii)     agreement that this Agreement is governed by Hong Kong law;
                  and

         (iii) agreement not to claim any immunity to which it or its assets may be entitled,

         are legal, valid and binding under the laws of its jurisdiction of incorporation; and

(b) any judgment obtained in Hong Kong will be recognised and be enforceable by the courts of its jurisdiction of incorporation.

16.17    Times for making representations and warranties

(a) The representations and warranties set out in this Clause are made by each Original Obligor on the date of this Agreement.

(b) Unless a representation and warranty is expressed to be given at a specific date, each representation and warranty is deemed to be repeated by:

         (i) each Additional Guarantor and KAL on the date on which that Additional Guarantor becomes a Relevant Obligor; and

         (ii) each Relevant Obligor on the date of each Request and the first day of each Term.

(c) When a representation and warranty in Clause 16.7(a) (No default) is repeated on a Request for a Rollover Loan or the first day of a Term for a Term Loan (other than the first Term for that Term Loan), the reference to a Default will be construed as a reference to an Event of Default.

(d) When a representation and warranty is repeated, it is applied to the circumstances existing at the time of repetition.

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17.      INFORMATION COVENANTS

17.1     Financial statements

(a) Each Relevant Obligor must supply to the Facility Agent in sufficient copies for all the Lenders:

         (i) its audited unconsolidated financial statements for each of its financial years;

         (ii) in the case of KAL only, its audited and unaudited consolidated financial statements for each of its financial years; and

         (iii) in the case of KAL only, its interim unaudited consolidated financial statements for each quarter of each of its financial years.

(b) All financial statements must be supplied as soon as they are available and:

         (i) in the case of a Relevant Obligor's audited unconsolidated financial statements, within 180 days;

         (ii)     in the case of KAL's annual consolidated financial statements:

                  (A)      if unaudited, within 90 days; or

                  (B)      if audited, within 180 days; and

         (iii) in the case of KAL's interim unaudited consolidated financial statements, within 90 days,

         of the end of the relevant financial period.

(c) In the event there exists any material discrepancies between the financial information or other matters set out in the annual consolidated financial statements (whether audited or unaudited) of KAL for any financial year and those set out in the interim consolidated financial statements of KAL for the financial quarters comprising that financial year, KAL must deliver to the Facility Agent a reconciliation statement reconciling such material discrepancies in form and substance satisfactory to the Facility Agent.

17.2     Form of financial statements

(a) Each Relevant Obligor must ensure that each set of its financial statements supplied under this Agreement gives (if audited) a true and fair view of, or (if unaudited) fairly represents, its financial condition (consolidated or otherwise) as at the date to which those financial statements were drawn up.

(b) Each Relevant Obligor must notify the Facility Agent of any change to the manner in which its audited or unaudited financial statements are prepared.

(c) If requested by the Facility Agent, a Relevant Obligor must supply to the Facility Agent:

         (i) a full description of any change notified under paragraph (b) above; and

         (ii) sufficient information to enable the Finance Parties to make a proper comparison between the financial positions shown by the set of financial statements prepared on the changed basis and its most recent audited or unaudited financial statements delivered to the Facility Agent under this Agreement.

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

(d) If either of the Facility Agent or the relevant Relevant Obligor requests or if the Facility Agent and the Relevant Obligor otherwise agree, the Relevant Obligor must enter into discussions with the Facility Agent for a period of not more than 30 days with a view to agreeing any amendments required to be made to this Agreement to place that Relevant Obligor and the Lenders in the same position as they would have been in if the change had not happened. Any agreement between that Relevant Obligor and the Facility Agent will be, with the prior consent of the Majority Lenders, binding on all the Parties.

(e) If no agreement is reached under paragraph (d) above on the required amendments to this Agreement, the relevant Relevant Obligor must supply with each set of its financial statements another set of its financial statements prepared on the same basis as the Original Financial Statements.

17.3     Compliance Certificate

(a) KAL must supply to the Facility Agent a Compliance Certificate with each set of its financial statements (other than its unaudited annual consolidated financial statements) sent to the Facility Agent under this Agreement.

(b)      A Compliance Certificate must be signed by a director of KAL.

17.4     Information - miscellaneous

         Each Relevant Obligor must supply to the Facility Agent, in sufficient copies for all the Lenders if the Facility Agent so requests:

         (a) copies of all documents despatched by that Relevant Obligor to its creditors generally or any class of them at the same time as they are despatched;

         (b) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending and which have or might, if adversely determined, have a Material Adverse Effect;

         (c) in the case of KAL only, promptly on request, a list of the then current Material Subsidiaries; and

         (d) promptly on request, such further information regarding the financial condition and operations of the Group as any Finance Party through the Facility Agent may reasonably request.

17.5     Notification of Default

(a) Unless the Facility Agent has already been so notified by another Relevant Obligor, each Relevant Obligor must notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b) Promptly on request by the Facility Agent, KAL must supply to the Facility Agent a certificate, signed by two of its authorised signatories on its behalf, certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

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17.6     Year end

         No Relevant Obligor may change its financial year end, unless (i) that change is to align the financial year end of that Relevant Obligor to the financial year end of Kellwood Company and (ii) that Relevant Obligor gives the Facility Agent prior written notice of such change.

17.7     Know your customer requirements

(a) Each Relevant Obligor must promptly on the request of any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of all applicable know your customer requirements. For the avoidance of doubt, no individual officer or director of any Relevant Obligor is required to provide any personal identification to any Finance Party for the purpose of this Clause except where the disclosure of the individual information is required by that Finance Party in compliance with the relevant laws and regulations.

(b) Each Lender must promptly on the request of the Facility Agent supply to the Facility Agent any documentation or other evidence which is reasonably required by the Facility Agent to carry out and be satisfied with the results of all know your customer requirements.

18.      FINANCIAL COVENANTS

18.1     Definitions

         In this Clause:

         Calculation Date means the last day of each Measurement Period.

         Capital Expenditure means, in respect of the Group, the aggregate of all expenditure that will be classified as capital expenditure under accounting principles generally accepted in Hong Kong.

         Consolidated EBIT means the consolidated net pre-taxation operating profits of the Group for a Measurement Period, adjusted by:

         (a)      adding back Consolidated Finance Charges;

         (b)      taking no account of any exceptional or extraordinary item;
                  and

         (c) deducting the amount of any profit of any member of the Group which is attributable to minority interests.

         Consolidated EBITDA means the Consolidated EBIT for a Measurement
         Period:

         (a) including the net pre-taxation profits of a member of the Group or business or assets acquired during that Measurement Period for the part of that Measurement Period when it was not a member of the Group and/or the business or assets were not owned by a member of the Group; but

         (b) excluding the net pre-taxation profits attributable to any member of the Group or to any business or assets sold during that Measurement Period and depreciation of tangible assets and amortisation of goodwill.

         Consolidated Finance Charges means all interest, commission, fees, discounts, prepayment penalties or premiums and other financing charges (whether, in each case, paid, payable or capitalised) in respect of Financial Indebtedness incurred by the Group during a Measurement Period, adjusted by:

         (a)      deducting all such amounts owed to any member of the Group;

         (b) taking into account the interest element of rental payments under finance or capital leases;

         (c) taking into account any amounts paid, payable or accrued by any member of the Group to counterparties under any interest rate hedging instrument;

         (d) deducting all amounts paid, payable or accrued by counterparties to any member of the Group under any interest rate hedging instrument; and

         (e) deducting all interest in respect of any subordinated Financial Indebtedness incurred by a Relevant Obligor to a member of the Kellwood Group for the purpose of funding any acquisition pursuant to Subclause 19.10(b)(i) or 19.10(b)(ii) (Acquisitions) which has accrued but which has not been paid during that Measurement Period.

         Consolidated Funded Debt means, in respect of the Group, at any time the aggregate of (a) the outstanding principal, capital or nominal amount and any fixed or minimum premium payable on prepayment or redemption of any indebtedness for or in respect of Financial Indebtedness (provided that for paragraph (g) of the definition of Financial Indebtedness, the mark to market value will be used); and (b) any amount raised by the issue of redeemable shares which are redeemable before the Final Maturity Date; (c) deducting any indebtedness arising under any import documentary letter of credit or any foreign exchange forward contract for a duration of nine months or less and (d) without taking into account any subordinated Financial Indebtedness incurred by a Relevant Obligor for the purpose of funding any acquisition pursuant to Clause 19.10(b)(i) or (ii) (Acquisitions).

         Consolidated Tangible Net Worth means at any time the aggregate of:

         (a) the amount paid up or credited as paid up on the issued ordinary share capital of KAL; and

         (b) the net amount standing to the credit (or debit) of the consolidated reserves of the Group (including any amount credited to the share premium account),

         based on the latest consolidated balance sheet of KAL (the latest balance sheet) but adjusted by:

         (i) deducting any debit balance on the consolidated profit and loss account of the Group;

         (ii) deducting any amount in respect of interests of any person who is not a member of the Group in members of the Group;

         (iii)    deducting any provision for deferred taxation;

         (iv) deducting any dividend or other distribution proposed, declared or made by any member of the Group to any person who is not a member of the Group (except to the extent it has been taken into account in the latest balance sheet);

         (v) deducting any amount attributable to goodwill (including goodwill arising only on consolidation) or any other intangible asset of the Group;

         (vi) deducting any amount attributable to an upward revaluation of assets after 31 January 2005 or, in the case of assets of a company which becomes a member of the Group after that date, the date on which that company becomes a member of the Group;

         (vii) reflecting any variation in the amount of the issued share capital of KAL after the date of the latest balance sheet (and any change in the consolidated reserves of the Group resulting from that variation); and

         (viii) reflecting any variation in the interest of KAL in any other member of the Group since the date of the latest balance sheet (to be calculated on the assumption that the variation had occurred immediately before the latest balance sheet date).

         Consolidated Trade Assets means, in respect of the Group, at any time the aggregate of all trade receivables owing by a person who is not a member of the Group or the Kellwood Group and all inventory.

         Maximum Capex Amount means US$20,000,000, subject to adjustments in accordance with Clause 18.6(b) (Capital Expenditure).

         Measurement Period means each period of 12 months ending on the last day of a financial quarter of KAL.

18.2     Interpretation

(a) Except as provided to the contrary in this Agreement, an accounting term used in this Clause is to be construed in accordance with the principles applied in connection with the Original Financial Statements.

(b) Any amount in a currency other than US Dollars is to be taken into account at its US Dollar equivalent calculated on the basis of:

         (i) the Facility Agent's spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market with US Dollars at or about 11.00 a.m. (London time) on the day the relevant amount falls to be calculated; or

         (ii) if the amount is to be calculated on the last day of a financial period of KAL, the relevant rates of exchange used by KAL in, or in connection with, its relevant financial statements for that period.

(c) No item must be credited or deducted more than once in any calculation under this Clause.

(d) The financial covenants in this Clause 18 shall be based on, for each relevant testing date, the later of (i) the latest audited annual consolidated financial statements of KAL and (ii) the latest interim consolidated financial statements for the immediately preceding quarter of KAL's financial year, in each case required to be delivered under this Agreement.

18.3     Consolidated Tangible Net Worth

         KAL must ensure that at any time during each time period specified below, Consolidated Tangible Net Worth is not less than the figure set opposite that time period:

          --------------------------------------------------- --------------------------------------------------------

          Time periods                                                Minimum Consolidated Tangible Net Worth
          --------------------------------------------------- --------------------------------------------------------
          From the date of this Agreement                                          US$40,000,000
          to 30 July 2007
          --------------------------------------------------- --------------------------------------------------------
          From 31 July 2007                                                        US$45,000,000
          to 30 January 2008
          --------------------------------------------------- --------------------------------------------------------
          From 31 January 2008                                                     US$50,000,000
          to the Final Maturity Date
          --------------------------------------------------- --------------------------------------------------------


18.4     Gearing

         KAL must ensure that for each financial year of KAL ending on each of the dates specified below, the ratio of Consolidated Funded Debt to Consolidated EBITDA for that financial year must not exceed the ratio set opposite that date. The required ratio of Consolidated Funded Debt to Consolidated EBITDA shall be complied with by KAL at all times during each such financial year but shall only be calculated on each Calculation Date. However, if KAL reasonably believes that, at any time between the last Calculation Date and the next Calculation Date, it is not in compliance with the required ratio, it will notify the Facility Agent within 10 Business Days.

          --------------------------------------------------- --------------------------------------------------------

          Financial year ending on                                                     Ratio
          --------------------------------------------------- --------------------------------------------------------
          31 January 2006                                                               3:1
          --------------------------------------------------- --------------------------------------------------------
          31 January 2007                                                               3:1
          --------------------------------------------------- --------------------------------------------------------
          31 January 2008 or thereafter                                                2.5:1
          --------------------------------------------------- --------------------------------------------------------

18.5     Interest cover

         KAL must ensure that the ratio of Consolidated EBIT to Consolidated Finance Charges must exceed 3 to 1. The required ratio of Consolidated EBIT to Consolidated Finance Charges shall be complied with by KAL at all times but shall only be calculated on each Calculation Date. If KAL reasonably believes, at any time between the last Calculation Date and the next Calculation Date, that it is not in compliance with the required ratio, it will notify the Facility Agent within 10 Business Days.

18.6     Capital Expenditure

(a) KAL must ensure that Capital Expenditure during any financial year of KAL does not exceed the Maximum Capex Amount.

(b) If Capital Expenditure in a financial year of KAL is less than the Maximum Capex Amount (such difference being the Unused Capex Amount), the Maximum Capex Amount applicable to the next financial year of KAL will be increased by an amount equal to the lower of (i) the Unused Capex Amount and (ii) US$10,000,000.

18.7     Asset cover

         KAL must ensure that Consolidated Funded Debt does not at any time exceed 80 per cent. of the Consolidated Trade Assets.

19.      GENERAL COVENANTS

19.1     General

         Each Relevant Obligor agrees to be bound by the covenants set out in this Clause relating to it and, where the covenant is expressed to apply to each member of the Group, each Relevant Obligor must ensure that each of its Subsidiaries performs that covenant.

19.2     Authorisations

         Each Relevant Obligor must promptly:

         (a) obtain, maintain and comply with the terms; and

         (b) supply certified copies to the Facility Agent,

         of any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

19.3     Compliance with laws

         Each member of the Group must comply in all respects with all laws to which it is subject where failure to do so has or is reasonably likely to have a Material Adverse Effect.

19.4     Pari passu ranking

         Each Relevant Obligor must ensure that its payment obligations under the Finance Documents at all times rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

19.5     Negative pledge

(a) Except as provided below, no member of the Group may create or allow to exist any Security Interest on any of its assets.

(b)      No member of the Group may:

         (i) sell, transfer or otherwise dispose of any of its assets on terms where it is or may be leased to or re-acquired or acquired by a member of the Group or Kellwood Group;

         (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms;

         (iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

         (iv) enter into any other preferential arrangement having a similar effect,

         in circumstances where the transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)      Paragraphs (a) and (b) do not apply to:

         (i) any Security Interest listed in Schedule 5 (Existing Security) except to the extent the principal amount secured by that Security Interest exceeds the amount stated in that Schedule;

         (ii) any Security Interest comprising a netting or set-off arrangement entered into by a member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

         (iii) any lien arising by operation of law and in the ordinary course of business;

         (iv) any Security Interest over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

                  (A) such security was not created in contemplation of the acquisition of that asset by a member of the Group;

                  (B) the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and

                  (C) such security is removed or discharged within 6 months of the date of acquisition of such asset;

         (v) any Security Interest over or affecting any asset of any person which becomes a member of the Group after the date of this Agreement, where such security is created prior to the date on which that person becomes a member of the Group and if:

                  (A) such security was not created in contemplation of the acquisition of that person;

                  (B) the principal amount secured has not been increased in contemplation of or since the acquisition of that person; and

                  (C) such security is removed or discharged within 6 months of the date on which that person becomes a member of the Group;

         (vi)     any Security Interest entered into pursuant to a Finance
                  Document;

         (vii) any Security Interest required to be entered into by any Relevant Obligor pursuant to Clause 19.14(a) (Security); and

         (viii) any Security Interest created with the prior consent of the Majority Lenders.

19.6     Disposals

(a) Except as provided below, no member of the Group may, either in a single transaction or in a series of transactions and whether related or not, dispose of all or any part of its assets.

(b)      Paragraph (a) does not apply to any disposal:

         (i)      of:

                  (A)      obsolete or worn-out assets; and

                  (B) equipment and property (not otherwise allowed under sub-paragraph (iii) below),

                  provided that:

                  I. the aggregate net book value of such obsolete or worn-out assets, equipment and property disposed of pursuant to this sub-paragraph shall be less than US$7,000,000 or its equivalent in any financial year of KAL; and

                  II. in relation to the disposal of obsolete or worn-out assets, such disposal will not affect the business of the disposing entity in any material respect; and

         (ii) of inventory or factoring of account receivables in the ordinary course of business of the disposing entity; or

         (iii) of equipment and property in exchange for other equipment and property comparable or superior as to type, value and quality.

19.7     Financial Indebtedness

(a) Except as provided below, no member of the Group may incur any Financial Indebtedness or Intra-Group Debt.

(b)      Paragraph (a) does not apply to:

         (i)      any Financial Indebtedness incurred under the Finance
                  Documents;

         (ii) any unsecured Financial Indebtedness owed by the Company, KAL or any other wholly beneficially owned Subsidiary of KAL to KAL or any of its wholly beneficially owned Subsidiaries which is:

                  (A) outstanding as at the date of this Agreement, the details of which are specified in Schedule 10 (Existing Intra-group Debt); or

                  (B) subordinated pursuant to a Subordination Agreement to the indebtedness owing to the Finance Parties under the Finance Documents;

         (iii) any guarantee, indemnity or similar assurance against liabilities of an Affiliate of KAL in the ordinary course of business of the person incurring the Financial Indebtedness;

         (iv) any Financial Indebtedness incurred by the Company under the guarantee given by it in support of the HK$41,700,000 facility obtained by National Garments Manufacturing Pte Limited pursuant to a facility agreement dated 29 July 2004, so long as the maximum principal amount guaranteed by the Company does not at any time exceed HK$20,850,000;

         (v) any subordinated Financial Indebtedness incurred by a Relevant Obligor to a member of the Kellwood Group for the purpose of funding any acquisition pursuant to Subclause 19.10(b)(i) or 19.10(b)(ii) (Acquisitions);

         (vi)     any Financial Indebtedness owed to any financial institution:

                   (A) which is fully subordinated to the indebtedness owing to the Finance Parties under the Finance Documents pursuant to a Subordination Agreement, on terms and conditions satisfactory to the Facility Agent; and

                   (B) where interest and fees payable on such Financial Indebtedness are charged at a rate not exceeding the normal prevailing market rate;

         (vii) any derivative transaction protecting against or benefiting from fluctuations in any rate or price entered into in the ordinary course of business;

         (viii) any Financial Indebtedness arising under any unsecured uncommitted lines of credit with a single financial institution, pursuant to which that financial institution is not committed or obliged at any time to extend any credit; or

         (ix) Financial Indebtedness which in aggregate does not exceed US$12,500,000 or its equivalent at any time, provided that no agreement (in writing or otherwise) giving rise to such Financial Indebtedness shall (A) provide for any terms, representations and warranties, covenants and conditions that are more restrictive to the borrower or more favourable to the lenders, as the case may be, than those under this Agreement or (B) contain any provision which may result in a breach of Clause 19.5 (Negative pledge), including any agreement to create, bring into effect or perfect any Security Interest as security for the payment of such Financial Indebtedness.

19.8     Change of business

         KAL must ensure that no substantial change is made to the general nature of the business of the Company or the Group from that carried on at the date of this Agreement.

19.9     Mergers

         No Relevant Obligor may enter into any amalgamation, demerger, merger or reconstruction otherwise than under an intra-Group re-organisation on a solvent basis or other transaction agreed by the Majority Lenders.

19.10    Acquisitions

(a) Except as provided below, no member of the Group may make any acquisition or investment (including investments consisting of financial support or a contingent obligation or direct or contingent liability incurred in connection with investments by the Company or a Subsidiary of the Company).

(b)      Paragraph (a) does not apply to:

         (i) any acquisition of any business, company, capital assets or property by a Relevant Obligor from any person (other than a member of the Kellwood Group or a member of the Group) on arm's length terms if the acquisition is financed by either an equity issue or debt from a member of the Kellwood Group and, in the case of debt:

                 (A) such debt is fully subordinated to the obligations of the Relevant Obligors under the Finance Documents pursuant to a Subordination Agreement within five days from the date on which such debt is incurred, on terms and conditions satisfactory to the Facility Agent; and

                 (B) interest and fees payable on such debt are charged at a rate not exceeding the normal prevailing market rate applicable to financings arranged for acquisitions of such nature;

         (ii) any acquisition of any business, company, capital assets or property by a Relevant Obligor from a member of the Kellwood Group on arm's length terms for a consideration of new shares issued by the acquiring Relevant Obligor to the disposing entity or a consideration funded by debt from a member of the Kellwood Group where:

                 (A) such debt is fully subordinated to the obligations of the Relevant Obligors under the Finance Documents pursuant to a Subordination Agreement within five days from the date on which such debt is incurred, on terms and conditions satisfactory to the Facility Agent; and

                 (B) interest and fees payable on such debt are charged at a rate not exceeding the normal prevailing market rate applicable to financings arranged for acquisitions of such nature;

         (iii) any acquisition or investment made with the prior consent the Majority Lenders; or

         (iv) acquisitions where the consideration (when aggregated with the consideration of any other acquisition not allowed under the preceding sub-paragraphs) does not exceed US$15,000,000 or its equivalent for so long as any Commitment is in force or any amount is outstanding under the Finance Documents.

19.11    Insurance

         Each Relevant Obligor must insure its business and assets with insurance companies to such an extent and against such risks as companies engaged in a similar business normally insure.

19.12    Loans

(a) No member of the Group may make any loans or give any credit to any person.

(b)       Paragraph (a) does not apply to:

         (i) any loans made or credit given by KAL or any of its wholly beneficially owned Subsidiaries to the Company, KAL or any wholly beneficially owned Subsidiary of KAL referred to in Clause 19.7(b)(ii) (Financial Indebtedness);

         (ii) long term debt advanced by the Company to National Garments Manufacturing Pte Limited in an aggregate principal amount not exceeding US$1,200,000;

         (iii) any trade credit on normal commercial terms made or given in the ordinary course of business; and

         (iv) any loans made or credit given to an Affiliate of KAL in the ordinary course of business.

19.13    Distributions

(a)      For the purpose of this Subclause:

         Consolidated EBITDA, Consolidated Funded Debt and Consolidated Tangible Net Worth have the meanings given to them in Clause 18 (Financial covenants), provided that a reference to a Measurement Period in Clause 18 (Financial covenants) shall, for the purpose of this Subclause, be construed to mean a financial year of KAL.

(b) KAL must not pay, make or declare any dividend or other distribution (in cash or in kind) to its shareholders in respect of any of its financial years unless:

         (i) the ratio of Consolidated Funded Debt to Consolidated EBITDA for that financial year would be less than 2.5 to 1 immediately after such dividend or other distribution is paid, made or declared;

         (ii) the Consolidated Tangible Net Worth for that financial year would be more than US$50,000,000 immediately after such dividend or other distribution is paid, made or declared;

         (iii) no Default is outstanding or would result from such dividend or other distribution being paid, made or declared; and

         (iv) the aggregate amount or value of dividend or other distribution made with respect to that financial year does not exceed the aggregate of:

                  (A) 25 per cent. of the Consolidated Net Profit for that financial year; and

                  (B) (if applicable) the aggregate amount or value of dividend or other distribution which KAL was permitted to pay, make or declare during each of the two consecutive financial years immediately preceding that financial year pursuant to this paragraph (b), but only to the extent KAL did not pay, make or declare such dividend or other distribution during that preceding financial year.

(c) Notwithstanding paragraph (b) above, KAL may pay, make or declare a dividend or other distribution (in cash or in kind) to its shareholders in respect of its financial year ending on 31 January 2006 if:

         (i) the amount or value of such dividend or other distribution, when aggregated with the amount or value of any other dividend or other distributions made with respect to the same financial year, does not exceed US$160,000,000 or its equivalent; and

         (ii) no Default is outstanding or would result from such dividend or other distribution being paid, made or declared.

19.14    Security

(a) For the purpose of this Subclause, Consolidated Trade Assets means, in respect of a Relevant Obligor, at any time the aggregate of all trade receivables owing by persons who are not members of the Group to that Relevant Obligor and all inventory of that Relevant Obligor.

(b)      If:

         (i) the Facility Agent determines and notifies each Relevant Obligor that an Event of Default is outstanding;

         (ii) the long-term corporate credit rating(s) given to Kellwood Company by S&P is BB- or below or by Moody's is Ba3 or below; or

         (iii) security is granted by Kellwood Company over all its account receivables and inventory assets to secure its obligations and liabilities under or in connection with the US$400,000,000 revolving credit facility granted to it pursuant to a credit agreement dated as of 20 October, 2004 entered into between, among others, Kellwood Company as borrower and Bank of America, N.A. as administrative agent and L/C issuing bank, each Relevant Obligor shall, within 30 days of demand by the Facility Agent, as security for the payment of the liabilities and obligations of the Relevant Obligors under the Finance Documents and (if applicable) under any other derivatives instruments entered into for the purpose of hedging the interest rate and currency exposures of the Company under the Finance Documents, grant in favour of the Finance

         Parties and the relevant hedging counterparties on a pari passu basis Security Interest(s) over all of its Consolidated Trade Assets on terms satisfactory to the Facility Agent.

(c) Each Relevant Obligor must execute and deliver to the Facility Agent such security documents with a view to creating effective Security Interest(s) in relation to such assets referred to in paragraph (a) above in form and substance satisfactory to the Facility Agent (the Security Documents) within the time period prescribed in paragraph (a) above.

(d) Each Relevant Obligor shall, at its own expense, execute and do all such assurances, acts and things as the Facility Agent may require:

         (i) for registering any Security Documents in any required register and for perfecting or protecting the Security Interests intended to be created by the Security Documents; and

         (ii) if the Security Interest under the Security Documents becomes enforceable, for facilitating the realisation of all or any part of the assets which are subject to the Security Documents and the exercise of all powers, authorities and discretions vested in the Facility Agent (or the relevant security agent) or in any receiver of all or any part of those assets, and in particular shall execute all transfers, conveyances, assignments and releases of those assets whether to the Facility Agent (or the relevant security agent) or to its nominees and give all notices, orders and directions which the Facility Agent may require.

(e) On such date that a Security Document is entered into after the date of this Agreement, each Relevant Obligor shall procure that a copy of any resolution, authorisation or other document, opinion or assurance which the Facility Agent notifies that Relevant Obligor is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, the Security Document or for the validity and enforceability of that Security Document or any Security Interest which it purports to create is delivered to the Facility Agent.

19.15    Guarantee

         KAL must ensure that each Material Subsidiary (that is not already a Guarantor) becomes a Guarantor within 30 days after the date on which KAL first becomes aware that such member of the Group has become a Material Subsidiary unless:

         (a) such Material Subsidiary is prohibited by the laws of the jurisdiction of its incorporation to become a Guarantor; or

         (b) to the extent requisite authorisations are required to be obtained under such laws before such Material Subsidiary may become a Guarantor, KAL demonstrates to the satisfaction of the Facility Agent (acting reasonably) that such requisite authorisations cannot be obtained despite each of KAL and the relevant Material Subsidiary has used its best endeavours to obtain such authorisations.

20.      DEFAULT

20.1     Events of Default

         Each of the events or circumstances set out in this Clause (other than Clause 20.13 (Acceleration)) is an Event of Default.

20.2     Non-payment

         A Relevant Obligor does not pay on the due date any amount payable by it under the Finance Documents in the manner required under the Finance Documents unless:

         (a) its failure to pay is caused by administrative or technical error; and

         (b) payment is made within 5 Business Days of the relevant due date.

20.3     Breach of other obligations

(a) A Relevant Obligor does not comply with any term of Clause 18 (Financial covenants); or

(b) an Obligor does not comply with any other term of the Finance Documents (other than any term referred to in Clause 20.2 (Non-payment) or in paragraph (a) above), unless the non-compliance:

         (i)      is capable of remedy; and

         (ii) is remedied within 14 days of the earlier of the Facility Agent giving notice of the breach to any Obligor and any Obligor becoming aware of the non-compliance.

20.4     Misrepresentation

         A representation or warranty made or repeated by an Obligor in any Finance Document or in any document delivered by or on behalf of any Obligor under any Finance Document is incorrect or misleading in any material respect when made or deemed to be repeated, unless the circumstances giving rise to the misrepresentation or breach of warranty:

         (a)     are capable of remedy; and

         (b) are remedied within 14 days of the earlier of the Facility Agent giving notice and the Obligor becoming aware of the misrepresentation or breach of warranty.

20.5     Cross-default

         Any of the following occurs in respect of a Relevant Obligor:

         (a) any of its Financial Indebtedness is not paid when due (after the expiry of any originally applicable grace period);

         (b)      any of its Financial Indebtedness:

                  (i)      becomes prematurely due and payable;

                  (ii)     is placed on demand; or

                  (iii) is capable of being declared by or on behalf of a creditor to be prematurely due and payable or of being placed on demand,

                  in each case, as a result of an event of default or any provision having a similar effect (howsoever described); or

         (c) any commitment for its Financial Indebtedness is cancelled or suspended as a result of an event of default or any provision having a similar effect (howsoever described),

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         unless the aggregate principal amount of Financial Indebtedness falling within all or any of paragraphs (a) to (c) above is less than US$10,000,000 (or its equivalent).

20.6     Insolvency

         Any of the following occurs in respect of a Relevant Obligor:

         (a) it is, or is deemed for the purposes of any applicable law to be, unable to pay its debts as they fall due or insolvent;

         (b)     it admits its inability to pay its debts as they fall due;

         (c) it suspends making payments on any of its debts or announces an intention to do so;

         (d) by reason of actual financial difficulties, it begins negotiations with any other creditor for the rescheduling or restructuring of any of its indebtedness;

         (e) the value of its assets is less than its liabilities (taking into account contingent and prospective liabilities); or

         (f)     a moratorium is declared in respect of any of its indebtedness.

         If a moratorium occurs in respect of any Relevant Obligor, the ending of the moratorium will not remedy any Event of Default caused by the moratorium.

20.7     Insolvency proceedings

         Except as provided below, any of the following occurs in respect of a Relevant Obligor:

         (a) any step is taken with a view to a moratorium or a composition, assignment or similar arrangement with any of its creditors;

         (b) a meeting of its shareholders, directors or other officers is convened for the purpose of considering any resolution for, to petition for or to file documents with a court or any registrar for, its winding-up, administration or dissolution or any such resolution is passed;

         (c) any person presents a petition, or files documents with a court or any registrar, for its winding-up, administration, dissolution or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise);

         (d) any Security Interest is enforced over any of its assets (and the aggregate book value of such assets, together with the aggregate book value of the assets of any other Relevant Obligor to which this paragraph applies, equals or exceeds US$10,000,000 (or its equivalent));

         (e) an order for its winding-up, administration or dissolution is made;

         (f) any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets;

         (g) its shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint, a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer; or

         (h) any other analogous step or procedure is taken in any jurisdiction.

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20.8     Creditors' process

         Any attachment, sequestration, distress, execution or analogous event affects any asset(s) of a Relevant Obligor and:

         (a) the aggregate book value of such assets, together with the aggregate book value of the assets of any other Relevant Obligor to which this paragraph applies, equals or exceeds US$10,000,000 (or its equivalent); and

         (b) such attachment, sequestration, distress, execution or analogous event is not discharged or does not cease to exist within 14 days.

20.9     Cessation of business

         A Relevant Obligor ceases, or threatens to cease, to carry on business except as a result of any disposal allowed under this Agreement.

20.10    Effectiveness of Finance Documents

(a) It is or becomes unlawful for any Obligor to perform any of its obligations under the Finance Documents.

(b)      Any Finance Document is not effective in accordance with its terms.

(c)      An Obligor repudiates a Finance Document.

20.11    Ownership of the Relevant Obligors

(a) The Company or an original Guarantor (other than KAL) is not or ceases to be a directly or indirectly wholly-owned subsidiary of KAL.

(b) KAL is not or ceases to be a directly or indirectly wholly-owned subsidiary of Kellwood Company.

20.12    Material adverse change

         Any event or series of events occurs which, in the reasonable opinion of the Majority Lenders, has or is likely to have a Material Adverse Effect.

20.13    Acceleration

         If an Event of Default is outstanding, the Facility Agent may, and must if so instructed by the Majority Lenders, by notice to the Company:

         (a)      cancel all or any part of the Total Commitments; and/or

         (b) declare that all or part of any amounts outstanding under the Finance Documents are:

                  (i)      immediately due and payable; and/or

                  (ii) payable on demand by the Facility Agent acting on the instructions of the Majority Lenders.

         Any notice given under this Subclause will take effect in accordance with its terms.

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21.      THE ADMINISTRATIVE PARTIES

21.1     Appointment and duties of the Facility Agent

(a) Each Finance Party (other than the Facility Agent) irrevocably appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)      Each Finance Party irrevocably authorises the Facility Agent to:

         (i) perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Finance Documents, together with any other incidental rights, powers and discretions; and

         (ii) execute each Finance Document expressed to be executed by the Facility Agent.

(c) The Facility Agent has only those duties which are expressly specified in the Finance Documents. Those duties are solely of a mechanical and administrative nature.

21.2     Role of the Lead Arrangers

         Except as specifically provided in the Finance Documents, the Lead Arrangers have no obligations of any kind to any other Party in connection with any Finance Document.

21.3     No fiduciary duties

(a) Nothing in the Finance Documents makes an Administrative Party a trustee or fiduciary for any other Party or any other person; and

(b) no Administrative Party need hold in trust any moneys paid to it or recovered by it for a Party in connection with the Finance Documents or be liable to account for interest on those moneys.

21.4     Individual position of an Administrative Party

(a) If it is also a Lender, each Administrative Party has the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as though it were not an Administrative Party.

(b)      Each Administrative Party may:

         (i) carry on any business with an Obligor or its related entities (including acting as an agent or a trustee for any other financing); and

         (ii) retain any profits or remuneration it receives under the Finance Documents or in relation to any other business it carries on with an Obligor or its related entities.

21.5     Reliance

         The Facility Agent may:

         (a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

         (b) rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

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

         (c) assume, unless the context otherwise requires, that any communication made by an Obligor is made on behalf of and with the consent and knowledge of each Obligor;

         (d) engage, pay for and rely on professional advisers selected by it (including those representing a Party other than the Facility Agent); and

         (e) act under the Finance Documents through its personnel and agents.

21.6     Majority Lenders' instructions

(a) The Facility Agent is fully protected if it acts on the instructions of the Majority Lenders in the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Lenders will be binding on all the Lenders. In the absence of instructions, the Facility Agent may act as it considers to be in the best interests of all the Lenders.

(b) The Facility Agent may assume that unless it has received notice to the contrary, any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised.

(c) The Facility Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions.

(d) The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings in connection with any Finance Document.

21.7     Responsibility

(a) No Administrative Party is responsible for the adequacy, accuracy or completeness of any statement or information (whether written or oral) made in or supplied in connection with any Finance Document including the Information Memorandum.

(b) No Administrative Party is responsible for the legality, validity, effectiveness, adequacy, completeness or enforceability of any Finance Document or any other document.

(c) No Administrative Party is responsible for the collectability of any amounts payable under any Finance Documents or any other document.

(d) Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:

         (i) has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets); and

         (ii) has not relied exclusively on any information provided to it by any Administrative Party in connection with any Finance Document or agreement entered into in anticipation of or in connection with any Finance Document.

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

21.8     Exclusion of liability

(a) The Facility Agent is not liable or responsible to any other Finance Party for any action taken or not taken by it in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party (other than the relevant Administrative Party) may take any proceedings against any officers, employees or agents of another Administrative Party in respect of any claim it might have against that Administrative Party or in respect of any act or omission of any kind by that officer, employee or agent in connection with any Finance Document.

(c) The Facility Agent is not liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

 (d)     (i)      Nothing in this Agreement will oblige any Administrative
                  Party to satisfy any know your customer requirement in relation to the identity of any person on behalf of any Finance Party.

         (ii) Each Finance Party confirms to each Administrative Party that it is solely responsible for any know your customer requirements it is required to carry out and that it may not rely on any statement in relation to those requirements made by any other person.

21.9     Default

(a) The Facility Agent is not obliged to monitor or enquire whether a Default has occurred. The Facility Agent is not deemed to have knowledge of the occurrence of a Default.

(b)      If the Facility Agent:

         (i) receives notice from a Party referring to this Agreement, describing a Default and stating that the event is a Default; or

         (ii) is aware of the non-payment of any principal, interest or fee payable to a Finance Party (other than the Facility Agent or the Lead Arrangers) under this Agreement,

         it must promptly notify the other Finance Parties.

21.10    Information

(a) The Facility Agent must promptly forward to the person concerned the original or a copy of any document which is delivered to the Facility Agent by a Party for that person.

(b) Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)      Except as provided above, the Facility Agent has no duty:

         (i) either initially or on a continuing basis to provide any Lender with any credit or other information concerning the risks arising under or in connection with the Finance Documents (including any information relating to the financial condition or affairs of any Obligor or its related entities or

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

                  the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the date of this Agreement; or

         (ii) unless specifically requested to do so by a Lender in accordance with a Finance Document, to request any certificate or other document from any Obligor.

(d) In acting as the Facility Agent, the agency division of the Facility Agent is treated as a separate entity from its other divisions and departments. Any information acquired by the Facility Agent which, in its opinion, is acquired by it otherwise than in its capacity as the Facility Agent may be treated as confidential by the Facility Agent and will not be treated as information possessed by the Facility Agent in its capacity as such.

(e) The Facility Agent is not obliged to disclose to any person any confidential information supplied to it by or on behalf of a member of the Group solely for the purpose of evaluating whether any waiver or amendment is required in respect of any term of the Finance Documents.

(f) Each Relevant Obligor irrevocably authorises the Facility Agent to disclose to the other Finance Parties any information which, in its opinion, is received by it in its capacity as the Facility Agent.

21.11    Indemnities

(a) Without limiting the liability of any Obligor under the Finance Documents, each Lender must indemnify the Facility Agent for that Lender's Pro Rata Share of any loss or liability incurred by the Facility Agent in acting as the Facility Agent (unless the Facility Agent has been reimbursed by an Obligor under a Finance Document), except to the extent that the loss or liability is caused by the Facility Agent's gross negligence or wilful misconduct.

(b) If a Party owes an amount to the Facility Agent under the Finance Documents, the Facility Agent may, after giving notice to that Party:

         (i) deduct from any amount received by it for that Party any amount due to the Facility Agent from that Party under a Finance Document but unpaid; and

         (ii) apply that amount in or towards satisfaction of the owed amount.

         That Party will be regarded as having received the amount so deducted.

21.12    Compliance

         Each Administrative Party may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

21.13    Resignation of the Facility Agent

(a) The Facility Agent may resign by giving 30 days' notice to the Finance Parties and the Company. If the Facility Agent resigns as the Facility Agent under this Agreement, the Majority Lenders shall (after consultation with the Company) appoint from among the Lenders a successor Facility Agent.

(b) If the Majority Lenders have not, prior to the effective date of the resignation of the Facility Agent, appointed a successor Facility Agent which accepts the appointment, the retiring Facility Agent may appoint, after consulting with the Lenders and the Company, its successor Facility Agent from among the Lenders.

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

(c) Upon the acceptance of its appointment as successor Facility Agent under the Finance Documents, the successor Facility Agent will succeed to the position of the retiring Facility Agent and the term Facility Agent will mean the successor Facility Agent and such successor Facility Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Facility Agent which, subject to paragraph (e) below, shall be discharged from its duties and obligations under the Finance Documents otherwise than in respect of any breach of any of its obligations or duties under the Finance Documents where such breach occurs prior to such resignation coming into effect.

(d) If no successor agent has accepted appointment as the Facility Agent by the date falling 30 days after the resigning Facility Agent's notice of resignation, the resigning Facility Agent's resignation shall nevertheless become effective from that date and the Lenders shall perform all the duties of the resigning Facility Agent under the Finance Documents until such time (if any) as the Majority Lenders appoint a successor facility agent which accepts such appointment as provided for in paragraphs (a), (b) and (c) above.

(e) The retiring Facility Agent shall, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as the Facility Agent under the Finance Documents.

(f) Upon its resignation becoming effective, this Clause 21.13 shall continue to benefit the retiring Facility Agent in respect of any action taken or not taken by it under or in connection with the Finance Documents while it was the Facility Agent, and, subject to paragraph
         (e) above, it shall have no further obligations under any Finance Document.

(g) The Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (a) above. In this event, the Facility Agent shall resign in accordance with paragraph (a) above but it shall not be entitled to appoint one of its Affiliates as successor Facility Agent.

21.14    Relationship with Lenders

(a) The Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days' prior notice from that Lender to the contrary.

(b) The Facility Agent may at any time, and must if requested to do so by the Majority Lenders, convene a meeting of the Lenders.

(c) The Facility Agent must keep a record of all the Parties and supply any other Party with a copy of the record on request. The record will include each Lender's Facility Office(s) and contact details for the purposes of this Agreement.

21.15    Facility Agent's management time

         If the Facility Agent requires, any amount payable to the Facility Agent by any Party under any indemnity or in respect of any costs or expenses incurred by the Facility Agent under the Finance Documents after the date of this Agreement may include the cost of using its management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the relevant Party. This is in addition to any amount in respect of fees or expenses paid or payable to the Facility Agent under any other term of the Finance Documents.

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21.16    Notice period

         Where this Agreement specifies a minimum period of notice to be given to the Facility Agent, the Facility Agent may, at its discretion, accept a shorter notice period.

22.      EVIDENCE AND CALCULATIONS

22.1     Accounts

         Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

22.2     Certificates and determinations

         Any certification or determination by a Finance Party of a rate or amount under the Finance Documents will be, in the absence of manifest error, prima facie evidence of the matters to which it relates.

22.3     Calculations

         Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or otherwise, depending on what the Facility Agent determines is market practice.

23.      FEES

23.1     Fees payable to the Facility Agent

         The Company must pay to the Facility Agent for its own account the fees set out in the Fee Letter between the Facility Agent and the Company in the manner agreed in that letter.

23.2     Commitment fee

(a) The Company must pay to the Facility Agent for each Lender a commitment fee computed at the rate of 0.25 per cent. per annum on the undrawn, uncancelled amount of each Lender's Commitment.

(b) Accrued commitment fee is payable quarterly in arrear from the date of this Agreement. Accrued commitment fee is also payable to the Facility Agent for a Lender on the date its Commitment is cancelled in full.

(c) The Facility Agent must promptly notify the Company of the determination of each amount of the commitment fee payable by it.

23.3     Upfront fee

         The Company must pay to the Facility Agent for the account of each Original Lender an upfront fee in the manner agreed in the Fee Letter(s) between the Facility Agent and the Company.

23.4     Increase fee

         The Company must pay the Facility Agent for each Participating Lender and Additional Lender a fee in the manner agreed in the Fee Letter(s) to be entered into between the Facility Agent and the Company.

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24.      INDEMNITIES AND BREAK COSTS

24.1     Currency indemnity

(a) The Company must, as an independent obligation, indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

         (i) that Finance Party receiving an amount in respect of an Obligor's liability under the Finance Documents; or

         (ii) that liability being converted into a claim, proof, judgment or order,

         in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.

(b) Unless otherwise required by law, each Relevant Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

24.2     Other indemnities

(a) The Company must indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

         (i)      the occurrence of any Event of Default;

         (ii) any failure by an Obligor to pay any amount due under a Finance Document on its due date, including any resulting from any distribution or redistribution of any amount among the Lenders under this Agreement;

         (iii) (other than by reason of negligence or default by that Finance Party) a Loan not being made after a Request has been delivered for that Loan; or

         (iv) a Loan (or part of a Loan) not being prepaid in accordance with this Agreement.

         The Company's liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document or any Loan.

(b) The Company must indemnify the Facility Agent against any loss or liability incurred by the Facility Agent as a result of:

         (i) investigating any event which the Facility Agent reasonably believes to be a Default; or

         (ii) acting or relying on any notice which the Facility Agent reasonably believes to be genuine, correct and appropriately authorised.

24.3     Break Costs

(a) The Company must pay to each Lender its Break Costs if a Loan or an overdue amount is repaid or prepaid otherwise than on the last day of any Term applicable to it.

(b) Break Costs are the amount (if any) determined by the relevant Lender by which:

         (i) the interest which that Lender would have received for the period from the date of receipt of any part of its share in a Loan or an overdue amount to the last day of the applicable Term for that Loan or overdue amount if the principal or overdue amount received had been paid on the last day of that Term;

         exceeds

         (ii) the amount which that Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Term.

(c) Each Lender must supply to the Facility Agent for the Company details of the amount of any Break Costs claimed by it under this Subclause.

25.      EXPENSES

25.1     Initial costs

         The Company must pay to each Administrative Party the amount of all costs and expenses (including legal fees of both internal and external legal advisers) reasonably incurred by it in connection with the negotiation, preparation, printing, entry into and syndication of the Finance Documents.

25.2     Subsequent costs

         The Company must pay to each Administrative Party the amount of all costs and expenses (including legal fees of both internal and external legal advisers) reasonably incurred by it in connection with:

         (a) the negotiation, preparation, printing and entry into of any Finance Document (other than a Transfer Certificate) executed after the date of this Agreement; and

         (b) any amendment, waiver or consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of an Obligor or specifically allowed by this Agreement.

25.3     Enforcement costs

         The Company must pay to each Finance Party the amount of all costs and expenses (including legal fees of both internal and external legal advisers) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

26.      AMENDMENTS AND WAIVERS

26.1     Procedure

(a) Except as provided in this Clause, any term of the Finance Documents may be amended or waived with the agreement of the Company and the Majority Lenders. The Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause.

(b) The Facility Agent must promptly notify the other Parties of any amendment or waiver effected by it under paragraph (a) above. Any such amendment or waiver is binding on all the Parties.

(c) Each Relevant Obligor agrees to any amendment or waiver allowed by this Clause which is agreed to by the Company. This includes any amendment or waiver which would, but for this paragraph, require the consent of each Guarantor if the guarantee under the Finance Documents is to remain in full force and effect.

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26.2     Exceptions

(a)      An amendment or waiver which relates to:

         (i)      the definition of Majority Lenders in Clause 1.1
                  (Definitions);

         (ii) an extension of the date of payment of any amount to a Lender under the Finance Documents;

         (iii) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fee or other amount payable to a Lender under the Finance Documents;

         (iv) an increase in, or an extension of, a Commitment or the Total Commitments;

         (v) a release of an Obligor other than in accordance with the terms of any Finance Document;

         (vi) a term of a Finance Document which expressly requires the consent of each Lender;

         (vii) the right of a Lender to assign or transfer its rights or obligations under the Finance Documents;

         (viii)   this Clause; or

         (ix) the definitions of Junior Debt and Senior Debt in a Subordination Agreement (if any),

         may only be made with the consent of all the Lenders.

(b) An amendment or waiver which relates to the rights or obligations of an Administrative Party may only be made with the consent of that Administrative Party.

(c) A Fee Letter may be amended or waived with the agreement of the Administrative Party that is a party to that Fee Letter and the Company.

26.3     Change of currency

         If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Finance Documents will be amended to the extent the Facility Agent (acting reasonably and after consultation with the Company) determines is necessary to reflect the change.

26.4     Waivers and remedies cumulative

         The rights of each Finance Party under the Finance Documents:

         (a)      may be exercised as often as necessary;

         (b) are cumulative and not exclusive of its rights under the general law; and

         (c)      may be waived only in writing and specifically.

         Delay in exercising or non-exercise of any right is not a waiver of that right.

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27.      CHANGES TO THE PARTIES

27.1     Assignments and transfers by Obligors

         No Relevant Obligor may assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of all the Lenders.

27.2     Assignments and transfers by Lenders

(a) A Lender (the Existing Lender) may, subject to the following provisions of this Subclause, at any time assign or transfer (including by way of novation) any of its rights and obligations under this Agreement to any other person (the New Lender) provided that it shall at the same time assign or transfer to the New Lender a proportionate share of its rights and obligations (in its capacity as a Lender) under or in connection with the other Finance Documents.

(b) Unless the Company and the Facility Agent otherwise agree and except as provided below, a transfer of part of a Commitment or part of its rights and obligations under this Agreement by the Existing Lender must be in a minimum amount of US$5,000,000.

(c) The consent of the Company is required for any assignment or transfer unless the New Lender is another Lender or an Affiliate of a Lender or an Event of Default is outstanding. The consent of the Company must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent five Business Days after the Company is given notice of the request unless it is expressly refused by the Company within that time.

(d) If an Existing Lender transfers all or part of its rights and/or obligations in respect of any Loan or Commitment in a Facility to a New Lender, the Existing Lender shall at the same time transfer to the New Lender the same percentage or, as the case may be, all of its rights and/or obligations in respect of any other Loans or Commitments in the other Facility in which that Existing Lender participates.

(e)      A transfer of obligations will be effective only if either:

         (i) the obligations are novated in accordance with the following provisions of this Clause; or

         (ii) the New Lender confirms to the Facility Agent and the Company in form and substance satisfactory to the Facility Agent that it is bound by the terms of this Agreement as a Lender.

         On the transfer becoming effective in the manner set out in subsidiary-paragraph (ii) above, the Existing Lender will be released from its obligations under this Agreement to the extent that they are transferred to the New Lender.

(f) Unless the Facility Agent otherwise agrees, the New Lender must pay to the Facility Agent for its own account, on or before the date any assignment or transfer occurs, a fee of US$1,000.

(g) Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement.

27.3     Procedure for transfer by way of novations

(a)      In this Subclause:

         Transfer Date means, for a Transfer Certificate, the later of:

         (i) the proposed Transfer Date specified in that Transfer Certificate; and

         (ii) the date on which the Facility Agent executes that Transfer Certificate.

(b)      A novation is effected if:

         (i) the Existing Lender and the New Lender deliver to the Facility Agent a duly completed Transfer Certificate; and

         (ii)     the Facility Agent executes it.

         The Facility Agent must execute as soon as reasonably practicable a Transfer Certificate delivered to it and which appears on its face to be in order.

(c) Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to execute any duly completed Transfer Certificate on its behalf.

(d)      On the Transfer Date:

         (i) the New Lender will assume the rights and obligations of the Existing Lender expressed to be the subject of the novation in the Transfer Certificate in substitution for the Existing Lender; and

         (ii) the Existing Lender will be released from those obligations and cease to have those rights.

(e) The Facility Agent must, as soon as reasonably practicable after it has executed a Transfer Certificate, send a copy of that Transfer Certificate to the Company.

27.4     Limitation of responsibility of Existing Lender

(a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty to a New Lender for:

         (i)      the financial condition of an Obligor; or

         (ii) the legality, validity, effectiveness, enforceability, adequacy, accuracy, completeness or performance of:

                  (A)      any Finance Document or any other document;

                  (B) any statement or information (whether written or oral) made in or supplied in connection with any Finance Document; or

                  (C) any observance by any Obligor of its obligations under any Finance Document or any other documents,

         and any representations or warranties implied by law are excluded.

(b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

         (i) has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature or extent of any recourse against any Party or its assets) in connection with its participation in this Agreement; and

         (ii) has not relied exclusively on any information supplied to it by the Existing Lender in connection with any Finance Document.

(c)      Nothing in any Finance Document requires an Existing Lender to:

         (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause; or

         (ii) support any losses incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under any Finance Document or otherwise.

27.5     Costs resulting from change of Lender or Facility Office

         If:

         (a) a Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and

         (b) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to pay a Tax Payment or an Increased Cost,

         then the Obligor need only pay that Tax Payment or Increased Cost to the same extent that it would have been obliged to if no assignment, transfer or change had occurred.

27.6     Additional Lenders

(a)      Each Lender (other than an Additional Lender) agrees that:

         (i) the question of whether the Additional Lender Accession Agreement has been duly completed shall be determined in the absolute discretion of the Facility Agent (acting on the instructions of all the Lenders); and

         (ii) it expressly waives any rights it may have against the Facility Agent if the Additional Lender Accession Agreement is in anyway defective or if it fails to comply with the terms of this Agreement.

(b)      On and from the Effective Date:

         (i) each Additional Lender and each other Party will have rights and obligations towards each other as if the Additional Lender were a Lender; and

         (ii) each Additional Lender agrees to be bound by the terms of this Agreement as a Lender.

(c) Unless expressly agreed to the contrary, no Finance Party makes any representation or warranty to any Additional Lender for:

         (i)      the financial condition of an Obligor; or

         (ii) the legality, validity, effectiveness, enforceability, adequacy, accuracy, completeness or performance of:

                  (A)      any Finance Document or any other document;

                  (B) any statement or information (whether written or oral) made in or supplied in connection with any Finance Document; or

                  (C) any observance by any Obligor of its obligations under any Finance Document or any other documents,

                  and any representations or warranties implied by law are excluded.

(d)      Each Additional Lender confirms to each other Finance Party that it:

         (i) has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature or extent of any recourse against any Party or its assets) in connection with its participation in this Agreement; and

         (ii) has not relied exclusively on any information supplied to it by any Finance Party (other than the Additional Lender) in connection with any Finance Document.

(e) Nothing in any Finance Document requires any Finance Party to support any losses incurred by any Additional Lender by reason of the non-performance by any Obligor of its obligations under any Finance Document or otherwise.

(f) On and from the Effective Date, a reference to a Lender in this Agreement includes each Additional Lender.

27.7     Additional Guarantors

(a) Without prejudice to the obligations of KAL under Clause 19.15 (Guarantee), if KAL becomes aware that any of its Subsidiaries has become a Material Subsidiary, it must promptly notify the Facility Agent (who must promptly notify the Lenders) within 10 Business Days.

(b) If the accession of an Additional Guarantor requires any Finance Party to carry out know your customer requirements in circumstances where the necessary information is not already available to it, KAL must promptly on request by any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of all applicable know your customer requirements.

(c) If a Material Subsidiary is to become an Additional Guarantor, then KAL must (following consultation with the Facility Agent) deliver to the Facility Agent the relevant documents and evidence listed in Part 2 of
         Schedule 2 (Conditions precedent documents).

(d) The relevant Material Subsidiary will become an Additional Guarantor when the Facility Agent notifies the other Finance Parties and KAL that it has received all of the documents and evidence referred to in paragraph (c) above in form and substance satisfactory to it. The Facility Agent must give this notification as soon as reasonably practicable.

(e) Delivery of an Additional Guarantor Accession Agreement, executed by the relevant Material Subsidiary and KAL, to the Facility Agent constitutes confirmation by that Material Subsidiary and KAL that the Repeating Representations are then correct.

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

27.8     Release of Guarantors

(a) If a Guarantor ceases to be a Material Subsidiary, the Company may request that such Guarantor ceases to be a Guarantor by giving to the Facility Agent a duly completed Resignation Request, together with supporting evidence establishing that the relevant Guarantor has ceased to be a Material Subsidiary.

(b) The Facility Agent must accept a Resignation Request and notify the Company and the Lenders of its acceptance if:

         (i) the supporting evidence accompanying such Resignation Request referred to in paragraph (a) above is satisfactory to it;

         (ii) it is not aware that a Default is outstanding or would result from the acceptance of the Resignation Request; and

         (iii) no amount owed by the relevant Guarantor under the Finance Documents is still outstanding.

(c) The relevant Guarantor will cease to be a Guarantor when the Facility Agent gives the notification referred to in paragraph (b) above.

27.9     Changes to the Reference Banks

         If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent must (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

28.      DISCLOSURE OF INFORMATION

(a) Each Finance Party must keep confidential any information supplied to it by or on behalf of any Obligor in connection with the Finance Documents. However, a Finance Party is entitled to disclose information:

         (i) which is publicly available, other than as a result of a breach by that Finance Party of this Clause;

         (ii)     in connection with any legal or arbitration proceedings;

         (iii)    if required to do so under any law or regulation;

         (iv) to a governmental, banking, taxation or other regulatory authority;

         (v)      to its professional advisers;

         (vi)     to the extent allowed under paragraph (b) below;

         (vii)    to another Obligor; or

         (viii)   with the agreement of the relevant Obligor.

(b) A Finance Party may disclose to its Affiliate or any person with whom it may enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement (a participant):

         (i)      a copy of any Finance Document; and

         (ii) any information which that Finance Party has acquired under or in connection with any Finance Document.

         However, before a participant may receive any confidential information, it must agree with the relevant Finance Party to keep that information confidential on the terms of paragraph (a) above.

(c) This Clause supersedes any previous confidentiality undertaking given by a Finance Party in connection with this Agreement prior to it becoming a Party.

29.      SET-OFF

         If an Event of Default has occurred and is outstanding, a Finance Party may set off any matured obligation owed to it by a Relevant Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to a Relevant Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

30.      PRO RATA SHARING

30.1     Redistribution

         If any amount owing by a Relevant Obligor under this Agreement to a Finance Party (the recovering Finance Party) is discharged by payment, set-off or any other manner other than in accordance with this Agreement (a recovery), then:

         (a) the recovering Finance Party must, within three Business Days, supply details of the recovery to the Facility Agent;

         (b) the Facility Agent must calculate whether the recovery is in excess of the amount which the recovering Finance Party would have received if the recovery had been received and distributed by the Facility Agent under this Agreement; and

         (c) the recovering Finance Party must pay to the Facility Agent an amount equal to the excess (the redistribution).

30.2     Effect of redistribution

(a) The Facility Agent must treat a redistribution as if it were a payment by the relevant Relevant Obligor under this Agreement and distribute it among the Finance Parties, other than the recovering Finance Party, accordingly.

(b) When the Facility Agent makes a distribution under paragraph (a) above, the recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in that redistribution.

(c) If and to the extent that the recovering Finance Party is not able to rely on any rights of subrogation under paragraph (b) above, the relevant Relevant Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

(d)      If:

         (i) a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to a Relevant Obligor; and

         (ii) the recovering Finance Party has paid a redistribution in relation to that recovery,

         each Finance Party must reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party, together with interest for the period while it held the redistribution. In this event, the subrogation in paragraph (b) above will operate in reverse to the extent of the reimbursement.

30.3     Exceptions

         Notwithstanding any other term of this Clause, a recovering Finance Party need not pay a redistribution to the extent that:

         (a) it would not, after the payment, have a valid claim against the relevant Relevant Obligor in the amount of the redistribution; or

         (b) it would be sharing with another Finance Party any amount which the recovering Finance Party has received or recovered as a result of legal or arbitration proceedings, where:

                  (i) the recovering Finance Party notified the Facility Agent of those proceedings; and

                  (ii) the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them.

31.      SEVERABILITY

         If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any jurisdiction, that will not affect:

         (a) the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or

         (b) the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.

32.      COUNTERPARTS

         Each Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

33.      NOTICES

33.1     In writing

(a) Any communication in connection with a Finance Document must be in writing and, unless otherwise stated, may be given:

         (i)      in person, by post or fax; or

         (ii) to the extent agreed by the Parties making and receiving communication, by e-mail or other electronic communication.

(b) For the purpose of the Finance Documents, an electronic communication will be treated as being in writing.

(c) Unless it is agreed to the contrary, any consent or agreement required under a Finance Document must be given in writing.

33.2     Contact details

(a) Except as provided below, the contact details of each Party for all communications in connection with the Finance Documents are those notified by that Party for this purpose to the Facility Agent on or before the date it becomes a Party.

(b)      The contact details of the Company for this purpose are:

         Address:          55 King Yip Street
                           Kwun Tong
                           Kowloon
                           Hong Kong

         Fax number:       (852) 2951 5020 / 5033
         E-mail:           lucindachan@smart-shirts.com /
                           davidho@smart-shirts.com
         Attention:        Lucinda Chan / David Ho

(c)      The contact details of the Facility Agent for this purpose are:

         Address:          10th Floor, Devon House
                           979 King's Road
                           Quarry Bay
                           Hong Kong

         Fax number:       (852) 2597 3424/3425
         E-mail:           susana.ls.chan_yen@bankofamerica.com /
                           helen.lam@bankofamerica.com
         Attention:        Head of Asia Agency Management

(d) Any Party may change its contact details by giving five Business Days' notice to the Facility Agent or (in the case of the Facility Agent) to the other Parties.

(e) Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

33.3     Effectiveness

(a) Except as provided below, any communication in connection with a Finance Document will be deemed to be given as follows:

         (i)      if delivered in person, at the time of delivery;

         (ii) if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope;

         (iii)    if by fax, when received in legible form; and

         (iv) if by e-mail or any other electronic communication, when received in legible form.

(b) A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(c) A communication to the Facility Agent will only be effective on actual receipt by it.

33.4     Relevant Obligors

(a) All communications under the Finance Documents to or from a Relevant Obligor must be sent through the Facility Agent.

(b) All communications under the Finance Documents to or from a Relevant Obligor (other than the Company) must be sent through the Company.

(c) Each Relevant Obligor (other than the Company) irrevocably appoints the Company to act as its agent:

         (i)      to give and receive all communications under the Finance
                  Documents;

         (ii) to supply all information concerning itself to any Finance Party; and

         (iii) to sign all documents under or in connection with the Finance Documents.

(d) Any communication given to the Company in connection with a Finance Document will be deemed to have been given also to the other Relevant Obligors.

(e) Each Finance Party may assume that any communication made by the Company is made with the consent of each other Relevant Obligor.

34.      LANGUAGE

(a) Any notice given in connection with a Finance Document must be in English.

(b) Any other document provided in connection with a Finance Document must be:

         (i)      in English; or

         (ii) (unless the Facility Agent otherwise agrees) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document.

35.      GOVERNING LAW

         This Agreement is governed by Hong Kong law.

36.      ENFORCEMENT

36.1     Jurisdiction

(a) The Hong Kong courts have exclusive jurisdiction to settle any dispute in connection with any Finance Document.

(b) The Hong Kong courts are the most appropriate and convenient courts to settle any such dispute in connection with any Finance Document. Each Relevant Obligor agrees not to argue to the contrary and waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with any Finance Document.

(c) This Clause is for the benefit of the Finance Parties only. To the extent allowed by law, a Finance Party may take:

         (i) proceedings in any other court; and

         (ii) concurrent proceedings in any number of jurisdictions.

(d) References in this Clause to a dispute in connection with a Finance Document includes any dispute as to the existence, validity or termination of that Finance Document.

36.2     Service of process

(a) Each Relevant Obligor not incorporated in Hong Kong (if any) irrevocably appoints the Company as its agent under the Finance Documents for service of process in any proceedings before the Hong Kong courts in connection with any Finance Document and the Company hereby accepts the appointment.

(b) If any person appointed as process agent under this Clause is unable for any reason to so act, the Company (on behalf of all the Relevant Obligors) must immediately (and in any event within 14 days of the event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another process agent for this purpose.

(c) Each Relevant Obligor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(d)      This Clause does not affect any other method of service allowed by law.

36.3     Waiver of immunity

         Each Relevant Obligor irrevocably and unconditionally:

         (a) agrees not to claim any immunity from proceedings brought by a Finance Party against it in relation to a Finance Document and to ensure that no such claim is made on its behalf;

         (b) consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

         (c)     waives all rights of immunity in respect of it or its assets.

37.      WAIVER OF TRIAL BY JURY

         EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH ANY FINANCE DOCUMENT OR ANY TRANSACTION CONTEMPLATED BY ANY FINANCE DOCUMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                                ORIGINAL PARTIES



Name of Original Guarantor                                                     Registration number
                                                                             (or equivalent, if any)

Kellwood Asia Limited                                                                0028157

Smart Shirts Manufacturers, Limited                                                  0004458



Name of Original Lender                                                       Term Loan Commitments

Bank of America, N.A.                                                             US$7,500,000

The Hongkong and Shanghai Banking Corporation Limited                             US$7,500,000

The Bank of Nova Scotia                                                           US$5,000,000

Wing Hang Bank, Limited                                                           US$5,000,000
                                                                       ------------------------------------

Total Term Loan Commitments                                                       US$25,000,000

                                                                       ====================================


  Name of Original Lender                                                Revolving Credit Commitments

Bank of America, N.A.                                                             US$7,500,000

The Hongkong and Shanghai Banking Corporation Limited                             US$7,500,000

The Bank of Nova Scotia                                                           US$5,000,000

Wing Hang Bank, Limited                                                           US$5,000,000
                                                                       ------------------------------------

Total Revolving Credit Commitments                                                US$25,000,000

                                                                       ====================================

                                   SCHEDULE 2

                         CONDITIONS PRECEDENT DOCUMENTS

                                     PART 1

                    TO BE DELIVERED BEFORE THE FIRST REQUEST

Original Obligors

1.       A copy of the constitutional documents of each Original Obligor.

2. A copy of a resolution of the board of directors of each Original Obligor approving the terms of, and the transactions contemplated by, this Agreement.

3. A copy of a resolution of the shareholders of Smart Shirts Manufacturers, Limited approving the terms of, and the transactions contemplated by, the Finance Documents

4. A Director's Certificate for each Original Obligor substantially in the form of Part 3 of this Schedule.

Legal opinions

5. A legal opinion of Allen & Overy, legal advisers in Hong Kong to the Facility Agent, addressed to the Finance Parties.

Other documents and evidence

6. Evidence that all fees and expenses then due and payable from the Company under this Agreement have been or will be paid by the first Utilisation Date.

7. A copy of any other authorisation or other document, opinion or assurance which the Facility Agent (acting reasonably) has notified the Company is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, any Finance Document or for the validity and enforceability of any Finance Document.

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

                                     PART 2

                           FOR AN ADDITIONAL GUARANTOR

Additional Guarantors

1. An Additional Guarantor Accession Agreement, duly executed by the Company and the Additional Guarantor.

2.       A copy of the constitutional documents of the Additional Guarantor.

3. A copy of a resolution of the board of directors of the Additional Guarantor approving the terms of, and the transactions contemplated by, the Additional Guarantor Accession Agreement.

4. A copy of a resolution of the shareholders of the Additional Guarantor approving the terms of, and the transactions contemplated by, the Additional Guarantor Accession Agreement.

5. A Director's Certificate for each Additional Guarantor substantially in the form of Part 3 of this Schedule.

6. If available, a copy of the latest audited financial statements of the Additional Guarantor.

7. If the Additional Guarantor is incorporated in a jurisdiction other than Hong Kong, evidence that the agent of the Additional Guarantor under the Finance Documents for service of process in Hong Kong has accepted its appointment.

Legal opinions

8. If the Additional Guarantor is incorporated in a jurisdiction other than Hong Kong, a legal opinion from legal advisers in that jurisdiction, addressed to the Finance Parties.

9. A legal opinion of Allen & Overy, legal advisers in Hong Kong to the Facility Agent, addressed to the Finance Parties.

Other documents and evidence

10. Evidence that all expenses due and payable from the Company under this Agreement in respect of the Additional Guarantor Accession Agreement have been paid.

11. A copy of any other authorisation or other document, opinion or assurance which the Facility Agent (acting reasonably) has notified the Company is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, the Additional Guarantor Accession Agreement or for the validity and enforceability of any Finance Document.

                                     PART 3

                         FORM OF DIRECTOR'S CERTIFICATE

To: Banc of America Securities Asia Limited as Facility Agent and to each Finance Party

 Smart Shirts Limited - [US$50,000,000 Term and Revolving Credit Facility
              Agreement]/[Additional Guarantor Accession Agreement]
                         dated [ ] 2005 (the Agreement)

I refer to the Agreement. Terms defined in the Agreement have, unless defined in this Certificate, the same meaning when used in this Certificate.

I am a director of [          ] (the Company).  I am authorised to give this
Certificate and certify as follows:

1. Each [original] and copy document delivered by the Company to the Facility Agent under Schedule 2 (Conditions precedent documents) to the Agreement (including the documents listed below and attached to this Certificate) is true, complete and in full force and effect on the date of this Certificate:

         (a)      the Memorandum and Articles of Association of the Company;

         (b)      the Certificate of Incorporation of the Company;

         (c)      the business registration certificate of the Company; [and

         (d) the resolutions [in writing] of the shareholders of the Company dated [ ];](1) and

         (e)      the minutes of a meeting of the Board of Directors of the
                 Company held on [          ].

2. Neither the entry into of the Finance Documents by the Company, nor the exercise by it of its rights or performance of its obligations under the Finance Documents will breach any borrowing or other power or restriction binding on the Company under its memorandum or articles of association.

3. Each resolution adopted at the meeting referred to above is in full force and effect without modification.

4. The resolutions constitute all corporate action necessary on the part of the Company to:

         (a) approve the terms of, and the transactions contemplated by, the Finance Documents; and

         (b) authorise the signing of, any communications and/or other action under or in connection with, the Finance Documents.

5. The following is a complete list of all persons who are directors of the Company as at the date of this Certificate and who were Directors on the date of the meeting referred to above.

         [               ]

-----------------------
(1) Include if the Obligor to which the certificate relates is a Guarantor (other than KAL).

6.       Each person listed below:

         (a) occupies the position stated against his name (and occupied that position on the date each Finance Document was signed by him);

         (b) is the person duly authorised in the minutes to sign the Finance Documents (and any other document in connection with the Finance Documents) on behalf of the Company; and

         (c)      has his true signature appearing opposite his name.


                  Name                Position               Specimen Signature





7. Unless disclosed to the Facility Agent in writing, the Company has not created any Security Interests which are subsisting at the date of this Certificate.

8. [Unless we notify you to the contrary in writing, you may assume that this Certificate remains true and correct up until the first Utilisation Date.](2)

9.       At the date of this Certificate, the Company is solvent.

For

[               ]

...............................
Director

-----------------------
(2)      Include if the certificate relates to an Original Obligor.

                                   SCHEDULE 3

                                 FORM OF REQUEST

To:      Banc of America Securities Asia Limited as Facility Agent

From:    Smart Shirts Limited

Date:    [                               ]



    Smart Shirts Limited - US$50,000,000 Term and Revolving Credit Facility
                    Agreement dated [ ] 2005 (the Agreement)



1.       We refer to the Agreement. This is a Request.

2. We wish to borrow a [Term Loan/Revolving Credit Loan](3) on the following terms:

         (a)      Utilisation Date: [               ]

         (b)      Amount: US$[               ]

         (c)      Term: [             ].

3.       Our payment instructions are: [           ].

4. We confirm that each condition precedent under the Agreement which must be satisfied on the date of this Request is so satisfied.

5.       This Request is irrevocable.



SMART SHIRTS LIMITED

By:



-----------------------
(3)       Delete as applicable.

                                   SCHEDULE 4

                          FORM OF TRANSFER CERTIFICATE



To:      Banc of America Securities Asia Limited as Facility Agent

From:    [THE EXISTING LENDER] (the Existing Lender) and [THE NEW LENDER] (the
          New Lender)

Date:    [                         ]



     Smart Shirts Limited - US$50,000,000 Term and Revolving Credit Facility
                    Agreement dated [ ] 2005 (the Agreement)

We refer to the Agreement.  This is a Transfer Certificate.

1. The Existing Lender transfers by novation to the New Lender the Existing Lender's rights and obligations referred to in the Schedule below in accordance with the terms of the Agreement.

2.       The proposed Transfer Date is [ ].

3. The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.

4. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations in respect of this Transfer Certificate contained in the Agreement.

5. This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterpart were on a single copy of this Transfer Certificate.

6.       This Transfer Certificate is governed by Hong Kong law.

                                  THE SCHEDULE

              Rights and obligations to be transferred by novation
      [insert relevant details, including applicable Commitment (or part)]

                    Administrative details of the New Lender
                      [insert details of Facility Office,
                  address for notices and payment details etc.]



[EXISTING LENDER]                              [NEW LENDER]

By:                                            By:



The Transfer Date is confirmed by the Facility Agent as [                  ].



BANC OF AMERICA SECURITIES ASIA LIMITED

By:

                                   SCHEDULE 5

                                EXISTING SECURITY



Member of the Group      Details of security    Maximum principal amount secured
creating security

                                   SCHEDULE 6

                         FORM OF COMPLIANCE CERTIFICATE

To:      Banc of America Securities Asia Limited as Facility Agent

From:    Kellwood Asia Limited

Date:    [                               ]

     Smart Shirts Limited - US$50,000,000 Term and Revolving Credit Facility
                    Agreement dated [ ] 2005 (the Agreement)

1.       We refer to the Agreement. This is a Compliance Certificate.

2.       We confirm that as at [relevant testing date]:

         (a)      Consolidated Tangible Net Worth is [ ];

         (b)      Consolidated EBITDA was [ ]; and
                  Consolidated Funded Debt is [                ];
                  therefore, Consolidated Funded Debt is
                  [   ] x Consolidated EBITDA;

         (c)      Consolidated EBIT was [            ] and Consolidated Finance
                  Charges were [           ]; therefore, Consolidated
                  EBIT is [         ] x Consolidated Finance Charges;

         (d)      [Capital Expenditure was []; and](4)

         (e) Consolidated Trade Assets were [ ]; therefore, Consolidated Funded Debt is [ ] per cent. ([ ]%) of Consolidated Trade Assets.

         Terms defined in this paragraph 2 have the meaning given in Clause 18.1 (Definitions) of the Agreement.

3. We set out below calculations establishing the figures in paragraph 2 above:

         [                        ].

4. We confirm that the following companies were Material Subsidiaries at [relevant testing date]:

         [       ].

5. [We confirm that no Default is outstanding as at [relevant testing date].](5)

KELLWOOD ASIA LIMITED

By:

...............................
Director

-----------------------
(4) Only include in Compliance Certificates accompanying annual financial statements.
(5) If this statement cannot be made, the certificate should identify any Default that is outstanding and the steps, if any, being taken to remedy it.

                                   SCHEDULE 7

                FORM OF ADDITIONAL GUARANTOR ACCESSION AGREEMENT



To:      Banc of America Securities Asia Limited as Facility Agent

From:    Kellwood Asia Limited and [ADDITIONAL GUARANTOR]

Date:    [                        ]

     Smart Shirts Limited - US$50,000,000 Term and Revolving Credit Facility
                    Agreement dated [ ] 2005 (the Agreement)

We refer to the Agreement.  This is an Additional Guarantor Accession Agreement.

1. [Name of company] of [address/registered office] agrees to become an Additional Guarantor and to be bound by the terms of the Agreement as an Additional Guarantor.

2. This Additional Guarantor Accession Agreement is intended to take effect as a deed.

3. This Additional Guarantor Accession Agreement is governed by Hong Kong law.

4.       This Additional Guarantor Accession Agreement is a Finance Document.

The common seal of                           )
KELLWOOD ASIA LIMITED                        )
was affixed to this deed in the presence     )
of                                           )
and                                          )



[EXECUTED as a deed by                       )
[ADDITIONAL GUARANTOR]                       )
acting by                                    )
and                                          )]

[Please insert an appropriate execution block]

                                   SCHEDULE 8

                  FORM OF ADDITIONAL LENDER ACCESSION AGREEMENT

To:      Smart Shirts Limited as the Company

         Banc of America Securities Asia Limited as the Facility Agent

From:    [ADDITIONAL LENDER(S)] (each an Additional Lender)

Date:    [                        ]



     Smart Shirts Limited - US$50,000,000 Term and Revolving Credit Facility
                    Agreement dated [ ] 2005 (the Agreement)



We refer to the Agreement.  This is the Additional Lender Accession Agreement.

1. [Name of company] of [address/registered office] agrees to become a Lender and to be bound by the terms of the Agreement as a Lender.

2. [[Name of company] of [address/registered office] agrees to become a Lender and to be bound by the terms of the Agreement as a Lender.]

3. The Revolving Credit Commitment of each Additional Lender is prescribed in the Schedule.

4. The Effective Date is [the proposed Effective Date/the date of this Additional Lender Accession Agreement].

5. The Company and the Facility Agent agree that the respective Revolving Credit Commitment of each Additional Lender does not cause the amount of the increase contemplated in clause 2.3 (Increase in the Revolving Credit Facility) of the Agreement to exceed US$10,000,000.

6. This Additional Lender Accession Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures were on a single copy of this Additional Lender Accession Agreement.

7. This Additional Lender Accession Agreement is governed by Hong Kong law.

8.       This Additional Lender Accession Agreement is a Finance Document.



[ADDITIONAL LENDERS]

By:

If you agree to the above, please sign where indicated below.

SMART SHIRTS LIMITED

By:



BANC OF AMERICA SECURITIES ASIA LIMITED

By:

                                    SCHEDULE



Name of Additional Lender                      Revolving Credit Commitments

[


]

                                                      -----------

Total Revolving Credit Commitments of the      US$[                     ]
Additional Lenders                                    -----------

                                   SCHEDULE 9

                         FORM OF SUBORDINATION AGREEMENT

                                     PART 1

                  SUBORDINATION AGREEMENT FOR INTRA-GROUP DEBT


THIS SUBORDINATION AGREEMENT is dated [DATE] between:

(1)      [COMPANY] [(registered number ?)] (the Company);

(2)      [THE JUNIOR CREDITOR] (the Junior Creditor); and

(3) BANC OF AMERICA SECURITIES ASIA LIMITED (the Facility Agent) as agent for the Finance Parties (as defined in the Credit
         Agreement defined below).

BACKGROUND:

(A) The Company and the Junior Creditor enter into this Agreement in connection with the Credit Agreement (as defined below).

(B) It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

1.       INTERPRETATION

1.1      Definitions

         In this Agreement:

         Credit Agreement means the US$50,000,000 term and revolving credit facility agreement dated [DATE] between (among others) Smart Shirts Limited and the Facility Agent.

         Junior Debt means all Liabilities payable or owing by the Company to the Junior Creditor under or in connection with any Junior Finance Document.

         Junior Finance Document means [specify any debt document].

         Liability means any present or future liability (actual or contingent), together with:

         (a) any permitted novation, deferral or extension of that liability;

         (b) any further advance which may be made under any agreement expressed to be supplemental to any document in respect of that liability, together with all related interest, fees and costs;

         (c) any claim for damages or restitution in the event of rescission of that liability or otherwise;

         (d) any claim flowing from any recovery by a payment or discharge in respect of that liability on grounds of preference or otherwise; and

         (e) any amount (such as post-insolvency interest) which would be included in any of the above but for its discharge, non-provability, unenforceability or non-allowability in any insolvency or other proceedings.

         Party means a party to this Agreement.

         Senior Debt means all Liabilities payable or owing by any Relevant Obligor or the Junior Creditor to a Finance Party under or in connection with the Finance Documents.

         Subordination Period means the period beginning on the date of this Agreement and ending on the date on which all the Senior Debt has been unconditionally and irrevocably paid and discharged in full.

1.2      Construction

(a) Capitalised terms defined in the Credit Agreement have, unless expressly defined in this Agreement, the same meaning in this Agreement.

(b) The provisions of clause 1.2 (Construction) of the Credit Agreement apply to this Agreement as though they were set out in full in this Agreement except that references to the Credit Agreement (other than the references in sub-paragraph (d)(ii) of that clause) are to be construed as references to this Agreement.

(c) Any undertaking of the Company or the Junior Creditor under this Agreement remains in force during the Subordination Period.

(d) If the Facility Agent considers that an amount paid to a Finance Party under a Finance Document is capable of being avoided or otherwise set aside on the liquidation or administration of the payer or otherwise, then that amount will not be considered to have been irrevocably paid for the purposes of this Agreement.

2.       UNDERTAKINGS

2.1      Undertakings of the Company

(a)      Except as provided below, the Company must not:

         (i) pay or repay, or make any distribution in respect of, any of the Junior Debt, in cash or kind;

         (ii) allow any of its Subsidiaries to purchase or acquire any of the Junior Debt;

         (iii)    discharge any of the Junior Debt by set-off;

         (iv) create or allow to exist any Security Interest over any of its assets for any of the Junior Debt; or

         (v) take or omit to take any action which might impair the subordination achieved or intended to be achieved by this Agreement.

(b)      Notwithstanding paragraph (a) above, the Company may:

         (i) do anything prohibited by paragraph (a) above if the Facility Agent agrees;

         (ii) subject to Clause 5 (Subordination on insolvency), make any payment to the Junior Creditor in relation to a Junior Debt if:

                  (A) the payment is made in accordance with the terms of the relevant Junior Finance Document; and

                  (B)      no Senior Debt is then due and unpaid; and

                  (C) no Default is then outstanding; and

         (iii)    make any other payment expressly allowed under this Agreement.

2.2      Undertakings of Junior Creditor

(a)      Except as provided below, the Junior Creditor must not:

         (i) demand or receive payment of, or any distribution in respect or on account of, any of the Junior Debt in cash or in kind from the Company or any other source;

         (ii)     apply any money or assets in discharge of any Junior Debt;

         (iii)    discharge any of the Junior Debt by set-off;

         (iv) allow to exist or receive any Security Interest for any of the Junior Debt;

         (v) allow to exist or receive any guarantee or other assurance against loss in respect of any of the Junior Debt;

         (vi) allow any of the Junior Debt to be evidenced by a negotiable instrument; or

         (vii) take or omit to take any action which might impair the subordination achieved or intended to be achieved by this Agreement.

(b)      Notwithstanding paragraph (a) above, the Junior Creditor may:

         (i) do anything prohibited by paragraph (a) above if the Facility Agent agrees; and

         (ii) subject to Clause 5 (Subordination on insolvency), demand or receive any payment permitted to be made by the Junior Creditor under Clause 2.1(b)(ii) (Undertakings of the Company); and

         (iii) receive any other payment expressly allowed under this Agreement.

3.       AMENDMENTS TO THE JUNIOR FINANCE DOCUMENTS

         Neither the Company nor the Junior Creditor may amend, waive or release any term of the Junior Finance Documents, except for an amendment which:

         (a)      is a procedural, administrative or other change; and

         (b) does not prejudice any Senior Debt, any Finance Party or impair the subordination achieved or intended to be achieved by this Agreement.

4.       TURNOVER OF NON-PERMITTED RECOVERIES

4.1      Non-permitted payment

         If:

         (a) the Junior Creditor receives a payment or distribution in respect of any of the Junior Debt from the Company or any other source other than as allowed under this Agreement; or

         (b) the Junior Creditor receives the proceeds of any enforcement of any Security Interest or any guarantee or other assurance against financial loss for any Junior Debt,

         the Junior Creditor must hold the amount received by it (up to a maximum of an amount equal to the Senior Debt) on trust for the Finance Parties and immediately pay that amount (up to that maximum) to the Facility Agent for application against the Senior Debt.

4.2      Non-permitted discharge

         If, for any reason, any of the Junior Debt is discharged in any manner other than as allowed under this Agreement, the Junior Creditor must immediately pay an amount equal to the amount discharged to the Facility Agent for application against the Senior Debt.

5.       SUBORDINATION ON INSOLVENCY

5.1      Insolvency

         If any event mentioned in clause 20.7 (Insolvency proceedings) of the Credit Agreement occurs in respect of the Company, the Junior Debt will be subordinate in right of payment to the Senior Debt.

5.2      Procedure

         If this Clause applies:

         (a) the Facility Agent may, and is irrevocably authorised on behalf of the Junior Creditor to:

                  (i)      claim, enforce and prove for the Junior Debt;

                  (ii) file claims and proofs, give receipts and take any proceedings in respect of the Junior Debt;

                  (iii) do anything which the Facility Agent sees fit to recover the Junior Debt; and

                  (iv) receive all distributions on the Junior Debt for application against the Senior Debt;

         (b) if and to the extent that the Facility Agent is not entitled to do anything mentioned in paragraph (a) above, the Junior Creditor must do so in good time and as directed by the Facility Agent;

         (c)      the Junior Creditor must:

                  (i) hold all payments and distributions in cash or in kind received or receivable by the Junior Creditor in respect of the Junior Debt from the Company or from any other source on trust for the Finance Parties; and

                  (ii) pay and transfer them to the Facility Agent for application against the Senior Debt;

         (d) the trustee in bankruptcy, liquidator, assignee or other person distributing the assets of the Company or their proceeds is directed to pay all payments and distributions on the Junior Debt direct to the Facility Agent; and

         (e) the Junior Creditor must give any notice and do anything which the Facility Agent may direct to give effect to this Subclause.

6.       ENFORCEMENT BY JUNIOR CREDITOR

         During the Subordination Period the Junior Creditor must not:

         (a) accelerate any of the Junior Debt or otherwise declare any of the Junior Debt prematurely payable;

         (b)      enforce the Junior Debt by execution or otherwise;

         (c)      initiate or support or take any steps with a view to:

                  (i) any insolvency, liquidation, reorganisation, administration or dissolution proceedings;

                  (ii) any voluntary arrangement or assignment for the benefit of creditors; or

                  (iii)    any similar proceedings,

                  involving the Company, whether by petition, convening a meeting, voting for a resolution or otherwise; or

         (d)      otherwise exercise any remedy for the recovery of the Junior
                  Debt.

7.       CONSENTS

(a) The Junior Creditor will not have any remedy against the Company or any Finance Party by reason of any transaction entered into between a Finance Party and the Company (including any Finance Document) which conflicts with any Junior Finance Document or results in a potential event of default or an event of default (however described) under any Junior Finance Document.

(b) Any waiver or consent granted by or on behalf of any Finance Party in respect of any Finance Document will also be deemed to have been given by the Junior Creditor if any transaction or circumstances would, in the absence of that waiver or consent by the Junior Creditor:

         (i)      conflict with any term of any Junior Finance Document; or

         (ii) result in a potential event of default or an event of default (however described) under any Junior Finance Document.

8.       REPRESENTATIONS

8.1      Representations

         The representations set out in this Clause are made by the Junior Creditor to each Finance Party.

8.2      Status

(a) It is a [limited liability company], duly incorporated and validly existing under the laws of the jurisdiction of its incorporation.

(b) This Agreement is in the proper form for its enforcement in the jurisdiction of its incorporation.

8.3      Powers and authorities

         It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, this Agreement and the transactions contemplated by this Agreement.

8.4      Legal validity

         This Agreement constitutes its legally valid, binding and enforceable obligation.

8.5      Non-conflict

         The entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not conflict with:

         (a) any law or regulation applicable to it;

         (b) its constitutional documents; or

         (c) any document which is binding upon it or any of its assets.

8.6      Authorisations

         All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement have been obtained or effected (as appropriate) and are in full force and effect.

8.7      Junior Debt

(a) It is the sole legal and beneficial owner of the Junior Debt and of the benefits of the Junior Finance Documents free from any Security Interest, option or subordination in favour of any person other than the Finance Parties; and

(b) the Junior Debt is not subject to any set-off, counterclaim or other defence.

8.8      Times for making representations

(a) The representations set out in this Clause are made by the Junior Creditor on the date of this Agreement.

(b) Each representation is deemed to be repeated on each date during the Subordination Period.

(c) When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

9. PROTECTION OF SUBORDINATION

9.1      Continuing subordination

         The subordination provisions in this Agreement constitute a continuing subordination and will benefit the ultimate balance of all of the Senior Debt, regardless of any intermediate payment or discharge in whole or in part.

9.2      Waiver of defences

         The subordination in this Agreement and the obligations of the Junior Creditor under this Agreement will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice the subordination or any of those obligations. This includes:

         (a) any time or waiver granted to, or composition with, any person;

         (b) any release of any person under the terms of any composition or arrangement;

         (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

         (d) any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

         (e) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

         (f) any amendment (however fundamental) of a Finance Document or any other document or security; or

         (g) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security.

9.3      Immediate recourse

         The Junior Creditor waives any right it may have of first requiring any Finance Party (or any trustee or other agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming the benefit of this Agreement.

9.4      Appropriations

         Until the Senior Debt has been irrevocably paid in full, the Facility Agent may:

         (a)      (i)      refrain from applying or enforcing any other
                           moneys, security or right held or received by a Finance Party (or any trustee or agent on its behalf) in respect of those amounts; or

                  (ii) apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise),

                  without affecting the liability of the Junior Creditor under this Clause; and

         (b) hold in an interest-bearing suspense account any moneys or distributions received from the Junior Creditor under this Agreement.

9.5      Non-competition

         Unless:

         (a)      the Senior Debt has been irrevocably paid in full; or

         (b)      the Facility Agent otherwise directs,
         the Junior Creditor will not by virtue of any payment or performance by it under this Agreement or by virtue of the operation of any Clause of this Agreement:

         (i) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or other agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the Junior Creditor's liability under this Agreement; or

         (ii) claim, rank, prove or vote as a creditor of any Relevant Obligor or other person or its estate in competition with any Finance Party (or any trustee or other agent on its behalf); or

         (iii) receive, claim or have the benefit of any payment, distribution or security from or on account of any Relevant Obligor or other person.

10.      INFORMATION BY JUNIOR CREDITOR

10.1     Defaults

         The Junior Creditor must notify the Facility Agent of the occurrence of any event of default or potential event of default under the Junior Finance Documents promptly upon becoming aware of it.

10.2     Amount of Junior Debt

         The Junior Creditor must on request by the Facility Agent notify it of details of the amount of the Junior Debt.

11.      SUBROGATION BY JUNIOR CREDITOR

         If any of the Senior Debt is wholly or partially paid out of any proceeds received in respect of or on account of the Junior Debt, the Junior Creditor will to that extent be subrogated to the Senior Debt so paid (and all securities and guarantees for that Senior Debt) but not before all the Senior Debt is paid in full.

12.      PRESERVATION OF JUNIOR DEBT

         Notwithstanding any term of this Agreement postponing, subordinating or preventing the payment of any of the Junior Debt, the Junior Debt concerned will, solely as between the Company and the Junior Creditor, remain owing or due and payable in accordance with the terms of the Junior Finance Documents, and interest and default interest will accrue on missed payments accordingly.

13.      RESPONSIBILITY OF THE FACILITY AGENT

13.1     Rights and responsibility of the Facility Agent

         The Facility Agent will not be liable to the Junior Creditor for the manner of exercise of or for any non-exercise of its powers under this Agreement or failure to collect or preserve the Junior Debt.

13.2     Non-derogation

         Nothing contained in this Agreement in any manner affects the rights or remedies of any Finance Party under the Finance Documents.

14.      TREATMENT OF DISTRIBUTION

14.1     Realisation

         If any Finance Party receives any distribution otherwise than in cash in respect of the Junior Debt from the Company or from any other source, the Senior Debt will not be deemed reduced by the distribution until and except to the extent that the realisation proceeds are applied towards the Senior Debt.

14.2     Transfer of distributions

         Each of the Junior Creditor and the Company must do anything which the Facility Agent may reasonably require as being necessary or desirable to transfer to the Facility Agent all payments and distributions which must be made to or held in trust for the Finance Parties, including endorsements and execution of formal transfers.

14.3     Currencies

(a) All moneys received or held by the Facility Agent under this Agreement at any time on or after the enforcement of this Agreement in a currency other than a currency in which the Senior Debt is denominated may be sold for any one or more of the currencies in which the Senior Debt is denominated and which the Facility Agent considers necessary or desirable.

(b) The Company must indemnify the Facility Agent against any loss or liability incurred in relation to any sale. The Facility Agent will have no liability to any Party in respect of any loss resulting from any fluctuation in exchange rates after any such sale.

15.      VOTING

         During the Subordination Period:

         (a) the Facility Agent may (and is irrevocably authorised to) exercise all powers of convening meetings, voting and representation in respect of the Junior Debt;

         (b) the Junior Creditor must provide all forms of proxy and of representation required for this purpose; and

         (c) if and to the extent that the Facility Agent is not entitled to exercise a power conferred by the above, the Junior Creditor must:

                  (i)      exercise the power as the Facility Agent directs; and

                  (ii) not exercise it so as to impair in any respect the subordination created by this Agreement.

16.      CHANGES TO THE PARTIES

16.1     The Company and the Junior Creditor

         Neither the Company nor the Junior Creditor may assign or transfer any of its rights or obligations under this Agreement without the prior consent of the Facility Agent.

16.2     The Finance Parties

(a) Any Finance Party may assign or otherwise dispose of all or any of its rights under this Agreement in accordance with the Finance Documents to which it is a party.

(b) References to the Facility Agent in this Agreement include any successor Facility Agent appointed under the Credit Agreement.

17.      MISCELLANEOUS

17.1     Perpetuity

         The perpetuity period for the trusts in this Agreement is 80 years.

17.2     Trust

         Each of the Junior Creditor and the Company acknowledges that:

         (a) the undertakings given by them and contained in this Agreement;

         (b) the other rights, title and interests constituted by this Agreement; and

         (c) all other monies and assets paid to, held by or received or recovered by the Facility Agent under or in connection with this Agreement,

         are held by the Facility Agent on trust for the Finance Parties.

17.3     Power of attorney

         By way of security for the obligations of the Junior Creditor under this Agreement, each of the Junior Creditor and the Company irrevocably appoints the Facility Agent as its attorney to do anything which the Junior Creditor or the Company is required to do by this Agreement. The Facility Agent may delegate this power.

17.4     Set-off

         A Finance Party may set off any matured obligation owed to it by the Junior Creditor under this Agreement (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to the Junior Creditor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

17.5     Default interest

(a) If the Junior Creditor fails to pay any amount payable by it under this Agreement, it must immediately on demand by the Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgement.

(b) Interest on an overdue amount is payable at a rate determined by the Facility Agent to be two per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount. For this purpose, the Facility Agent may (acting reasonably):

         (i)      select successive Terms of any duration of up to three months;
                  and

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         (ii)     determine the appropriate Rate Fixing Day for that Term.

(c) Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Terms but will remain immediately due and payable.

(d) Any interest accruing under this Subclause accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or otherwise, depending on what the Facility Agent determines is market practice.

17.6     Certificates and determinations

         Any certification or determination by a Finance Party of a rate or amount under this Agreement will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

17.7     Amendments and waivers

         Any term of this Agreement may be amended or waived in accordance with clause 26 (Amendments and waivers) of the Credit Agreement.

17.8     Pro rata sharing

         Each of the Junior Creditor and the Company agrees to be bound by clause 30 (Pro Rata Sharing) of the Credit Agreement, as if such clause were set out in full in this Agreement.

18.      INDEMNITY

(a) Each of the Junior Creditor and the Company must jointly and severally indemnify the Facility Agent and every attorney appointed by it against any loss or liability incurred by it in connection with the enforcement or preservation of any rights under this Agreement.

(b) The Facility Agent will not be liable for any losses arising in connection with the exercise or purported exercise of any of its rights, powers and discretions under this Agreement, unless that liability arises as a result of the Facility Agent's gross negligence or wilful misconduct.

19.      NOTICES

19.1     In writing

(a) Any communication in connection with this Agreement must be in writing and, unless otherwise stated, may be given in person, by post, fax or any electronic communication approved by the Facility Agent.

(b) For the purpose of this Agreement, an electronic communication will be treated as being in writing.

(c) Unless it is agreed to the contrary, any consent or agreement required under this Agreement must be given in writing.

19.2     Contact details

(a) The contact details of the Junior Creditor for all communications in connection with this Agreement are:

         Address:          [ADDRESS]
         Fax number:       [FAX]
         E-mail:           [E-MAIL]

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         Attention:        [ATTENTION].

(b) The contact details of the Company for all communications in connection with this Agreement are:

         Address:          [ADDRESS]
         Fax number:       [FAX]
         E-mail:           [E-MAIL]
         Attention:        [ATTENTION].

(c) The contact details of the Facility Agent for all communications in connection with this Agreement are:

         Address:          10th Floor, Devon House
                           979 King's Road
                           Quarry Bay
                           Hong Kong

         Fax number:       (852) 2597 3424/3425
         E-mail:           susana.ls.chan_yen@bankofamerica.com /
                           helen.lam@bankofamerica.com
         Attention:        Head of Asia Agency Management

(d) Any Party may change its contact details by giving five Business Days' notice to the Facility Agent or (in the case of the Facility Agent) to the other Parties.

(e) Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

19.3     Effectiveness

(a) Except as provided below, any communication in connection with this Agreement will be deemed to be given as follows:

         (i)      if delivered in person, at the time of delivery;

         (ii) if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope;

         (iii)    if by fax, when received in legible form; and

         (iv) if by e-mail or any other electronic communication, when received in legible form.

(b) A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(c) A communication to the Facility Agent will only be effective on actual receipt by it.

20.      LANGUAGE

         Any communication given in connection with this Agreement must be in English.

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21.      SEVERABILITY

         If a term of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

         (a) the legality, validity or enforceability in that jurisdiction of any other term of this Agreement; or

         (b) the legality, validity or enforceability in other jurisdictions of that or any other term of this Agreement.

22.      WAIVERS AND REMEDIES CUMULATIVE

         The rights of each Finance Party under this Agreement:

         (a)      may be exercised as often as necessary;

         (b) are cumulative and not exclusive of its rights under the general law; and

         (c)      may be waived only in writing and specifically.

         Delay in exercising or non-exercise of any right is not a waiver of that right.

23.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

24.      GOVERNING LAW

         This Agreement is governed by Hong Kong law.

25.      ENFORCEMENT

25.1     Jurisdiction

(a) The Hong Kong courts have exclusive jurisdiction to settle any dispute in connection with this Agreement.

(b) The Hong Kong courts are the most appropriate and convenient courts to settle any such dispute and each of the Junior Creditor and the Company waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with this Agreement.

(c) This Clause is for the benefit of the Finance Parties only. To the extent allowed by law, a Finance Party may take:

         (i)      proceedings in any other court; and

         (ii)     concurrent proceedings in any number of jurisdictions.

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25.2     Service of process

(a) [The Junior Creditor and the Company each](6) irrevocably appoints [?] as its agent under this Agreement for service of process in any proceedings before the Hong Kong courts.

(b) If any person appointed as process agent under this Clause is unable for any reason to so act, [the Junior Creditor and the Company each] must immediately (and in any event within 14 days of the event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

(c) [The Junior Creditor and the Company each] agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(d)      This Clause does not affect any other method of service allowed by law.

25.3     Waiver of immunity

         The Junior Creditor and the Company each irrevocably and unconditionally:

         (a) agrees not to claim any immunity from proceedings brought by a Finance Party against it in relation to a Finance Document and to ensure that no such claim is made on its behalf;

         (b) consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

         (c)      waives all rights of immunity in respect of it or its assets.

25.4     Waiver of trial by jury

         EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.

This Agreement has been entered into as a deed on the date stated at the beginning of this Agreement.

-----------------------
(6)      Include if not incorporated in Hong Kong.




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                                   SIGNATORIES



Junior Creditor

[EXECUTED as a deed by                       )
[JUNIOR CREDITOR]                            )
acting by                                    )
and                                          )

Director

Director/Secretary]

[Please insert an appropriate execution block.]



Company

[EXECUTED as a deed by                       )
[COMPANY]                                    )
acting by                                    )
and                                          )

Director

Director/Secretary]

[Please insert an appropriate execution block.]



Facility Agent

BANC OF AMERICA SECURITIES ASIA LIMITED

By:


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                                     PART 2

                     SUBORDINATION AGREEMENT FOR OTHER DEBT


THIS SUBORDINATION AGREEMENT is dated [DATE] between:

(1)      [COMPANY] [(registered number ?)] (the Company);

(2)      [THE JUNIOR CREDITOR] (the Junior Creditor); and

(3) BANC OF AMERICA SECURITIES ASIA LIMITED (the Facility Agent) as agent for the Finance Parties (as defined in the Credit Agreement defined below).

BACKGROUND:

(A) The Company and the Junior Creditor enter into this Agreement in connection with the Credit Agreement (as defined below).

(B) It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

1.       INTERPRETATION

1.1      Definitions

         In this Agreement:

         Credit Agreement means the US$50,000,000 term and revolving credit facility agreement dated [DATE] between (among others) Smart Shirts Limited and the Facility Agent.

         Junior Debt means all Liabilities payable or owing by the Company to the Junior Creditor under or in connection with any Junior Finance Document.

         Junior Finance Document means [specify any debt document].

         Liability means any present or future liability (actual or contingent), together with:

         (a) any permitted novation, deferral or extension of that liability;

         (b) any further advance which may be made under any agreement expressed to be supplemental to any document in respect of that liability, together with all related interest, fees and costs;

         (c) any claim for damages or restitution in the event of rescission of that liability or otherwise;

         (d) any claim flowing from any recovery by a payment or discharge in respect of that liability on grounds of preference or otherwise; and

         (e) any amount (such as post-insolvency interest) which would be included in any of the above but for its discharge, non-provability, unenforceability or non-allowability in any insolvency or other proceedings.

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         Party means a party to this Agreement.

         Senior Debt means all Liabilities payable or owing by any Relevant Obligor or the Junior Creditor to a Finance Party under or in connection with the Finance Documents.

         Subordination Period means the period beginning on the date of this Agreement and ending on the date on which all the Senior Debt has been unconditionally and irrevocably paid and discharged in full.

1.2      Construction

(a) Capitalised terms defined in the Credit Agreement have, unless expressly defined in this Agreement, the same meaning in this Agreement.

(b) The provisions of clause 1.2 (Construction) of the Credit Agreement apply to this Agreement as though they were set out in full in this Agreement except that references to the Credit Agreement (other than the references in sub-paragraph (d)(ii) of that clause) are to be construed as references to this Agreement.

(c) Any undertaking of the Company or the Junior Creditor under this Agreement remains in force during the Subordination Period.

(d) If the Facility Agent considers that an amount paid to a Finance Party under a Finance Document is capable of being avoided or otherwise set aside on the liquidation or administration of the payer or otherwise, then that amount will not be considered to have been irrevocably paid for the purposes of this Agreement.

2.       UNDERTAKINGS

2.1      Undertakings of the Company

(a)      Except as provided below, the Company must not:

         (i) pay or repay, or make any distribution in respect of, any of the Junior Debt, in cash or kind;

         (ii) allow any of its Subsidiaries to purchase or acquire any of the Junior Debt;

         (iii)    discharge any of the Junior Debt by set-off;

         (iv) create or allow to exist any Security Interest over any of its assets for any of the Junior Debt; or

         (v) take or omit to take any action which might impair the subordination achieved or intended to be achieved by this Agreement.

(b)      Notwithstanding paragraph (a) above, the Company may:

         (i) do anything prohibited by paragraph (a) above if the Facility Agent agrees;

         (ii) subject to Clause 5 (Subordination on insolvency), make any payment to the Junior Creditor in relation to a Junior Debt if:

                  (A) the payment is of interest, fees, expenses, taxes (including tax gross-up) and increased costs; and

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                  (B)      the payment is made in accordance with the terms of
                           the relevant Junior Finance Document; and

                  (C)      no Senior Debt is then due and unpaid; and

                  (D) no Default is then outstanding; and

         (iii)    make any other payment expressly allowed under this Agreement.

2.2      Undertakings of Junior Creditor

(a)      Except as provided below, the Junior Creditor must not:

         (i) demand or receive payment of, or any distribution in respect or on account of, any of the Junior Debt in cash or in kind from the Company or any other source;

         (ii)     apply any money or assets in discharge of any Junior Debt;

         (iii)    discharge any of the Junior Debt by set-off;

         (iv) allow to exist or receive any Security Interest for any of the Junior Debt;

         (v) allow to exist or receive any guarantee or other assurance against loss in respect of any of the Junior Debt;

         (vi) allow any of the Junior Debt to be evidenced by a negotiable instrument; or

         (vii) take or omit to take any action which might impair the subordination achieved or intended to be achieved by this Agreement.

(b)      Notwithstanding paragraph (a) above, the Junior Creditor may:

         (i) do anything prohibited by paragraph (a) above if the Facility Agent agrees; and

         (ii) subject to Clause 5 (Subordination on insolvency), demand or receive any payment permitted to be made by the Junior Creditor under Clause 2.1(b)(ii) (Undertakings of the Company); and

         (iii) receive any other payment expressly allowed under this Agreement.

3.       AMENDMENTS TO THE JUNIOR FINANCE DOCUMENTS

         Neither the Company nor the Junior Creditor may amend, waive or release any term of the Junior Finance Documents, except for an amendment which:

         (a)      is a procedural, administrative or other change; and

         (b) does not prejudice any Senior Debt, any Finance Party or impair the subordination achieved or intended to be achieved by this Agreement.

4.       TURNOVER OF NON-PERMITTED RECOVERIES

4.1      Non-permitted payment

         If:

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         (a)      the Junior Creditor receives a payment or distribution in
                  respect of any of the Junior Debt from the Company or any other source other than as allowed under this Agreement; or

         (b) the Junior Creditor receives the proceeds of any enforcement of any Security Interest or any guarantee or other assurance against financial loss for any Junior Debt,

         the Junior Creditor must hold the amount received by it (up to a maximum of an amount equal to the Senior Debt) on trust for the Finance Parties and immediately pay that amount (up to that maximum) to the Facility Agent for application against the Senior Debt.

4.2      Non-permitted discharge

         If, for any reason, any of the Junior Debt is discharged in any manner other than as allowed under this Agreement, the Junior Creditor must immediately pay an amount equal to the amount discharged to the Facility Agent for application against the Senior Debt.

5.       SUBORDINATION ON INSOLVENCY

5.1      Insolvency

         If any event mentioned in clause 20.7 (Insolvency proceedings) of the Credit Agreement occurs in respect of the Company, the Junior Debt will be subordinate in right of payment to the Senior Debt.

5.2      Procedure

         If this Clause applies:

         (a) the Facility Agent may, and is irrevocably authorised on behalf of the Junior Creditor to:

                  (i)      claim, enforce and prove for the Junior Debt;

                  (ii) file claims and proofs, give receipts and take any proceedings in respect of the Junior Debt;

                  (iii) do anything which the Facility Agent sees fit to recover the Junior Debt; and

                  (iv) receive all distributions on the Junior Debt for application against the Senior Debt;

         (b) if and to the extent that the Facility Agent is not entitled to do anything mentioned in paragraph (a) above, the Junior Creditor must do so in good time and as directed by the Facility Agent;

         (c)      the Junior Creditor must:

                  (i) hold all payments and distributions in cash or in kind received or receivable by the Junior Creditor in respect of the Junior Debt from the Company or from any other source on trust for the Finance Parties; and

                  (ii) pay and transfer them to the Facility Agent for application against the Senior Debt;

         (d) the trustee in bankruptcy, liquidator, assignee or other person distributing the assets of the Company or their proceeds is directed to pay all payments and distributions on the Junior Debt direct to the Facility Agent; and

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         (e)      the Junior Creditor must give any notice and do anything which the Facility Agent may direct to give effect to this Subclause.

6.       ENFORCEMENT BY JUNIOR CREDITOR

         During the Subordination Period the Junior Creditor must not:

         (a) accelerate any of the Junior Debt or otherwise declare any of the Junior Debt prematurely payable;

         (b)      enforce the Junior Debt by execution or otherwise;

         (c)      initiate or support or take any steps with a view to:

                  (i) any insolvency, liquidation, reorganisation, administration or dissolution proceedings;

                  (ii) any voluntary arrangement or assignment for the benefit of creditors; or

                  (iii)    any similar proceedings,

                  involving the Company, whether by petition, convening a meeting, voting for a resolution or otherwise; or

         (d)      otherwise exercise any remedy for the recovery of the Junior
                  Debt.

7.       CONSENTS

(a) The Junior Creditor will not have any remedy against the Company or any Finance Party by reason of any transaction entered into between a Finance Party and the Company (including any Finance Document) which conflicts with any Junior Finance Document or results in a potential event of default or an event of default (however described) under any Junior Finance Document.

(b) Any waiver or consent granted by or on behalf of any Finance Party in respect of any Finance Document will also be deemed to have been given by the Junior Creditor if any transaction or circumstances would, in the absence of that waiver or consent by the Junior Creditor:

         (i)      conflict with any term of any Junior Finance Document; or

         (ii) result in a potential event of default or an event of default (however described) under any Junior Finance Document.

8.       REPRESENTATIONS

8.1      Representations

         The representations set out in this Clause are made by the Junior Creditor to each Finance Party.

8.2      Status

(a) It is a [limited liability company], duly incorporated and validly existing under the laws of the jurisdiction of its incorporation.

(b) This Agreement is in the proper form for its enforcement in the jurisdiction of its incorporation.


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8.3      Powers and authorities

         It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, this Agreement and the transactions contemplated by this Agreement.

8.4      Legal validity

         This Agreement constitutes its legally valid, binding and enforceable obligation.

8.5      Non-conflict

         The entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not conflict with:

         (a)      any law or regulation applicable to it;

         (b)      its constitutional documents; or

         (c)      any document which is binding upon it or any of its assets.

8.6      Authorisations

         All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement have been obtained or effected (as appropriate) and are in full force and effect.

8.7      Junior Debt

(a) It is the sole legal and beneficial owner of the Junior Debt and of the benefits of the Junior Finance Documents free from any Security Interest, option or subordination in favour of any person other than the Finance Parties; and

(b) the Junior Debt is not subject to any set-off, counterclaim or other defence.

8.8      Times for making representations

(a) The representations set out in this Clause are made by the Junior Creditor on the date of this Agreement.

(b) Each representation is deemed to be repeated on each date during the Subordination Period.

(c) When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

9. PROTECTION OF SUBORDINATION

9.1      Continuing subordination

         The subordination provisions in this Agreement constitute a continuing subordination and will benefit the ultimate balance of all of the Senior Debt, regardless of any intermediate payment or discharge in whole or in part.

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9.2      Waiver of defences

         The subordination in this Agreement and the obligations of the Junior Creditor under this Agreement will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice the subordination or any of those obligations. This includes:

         (a) any time or waiver granted to, or composition with, any person;

         (b) any release of any person under the terms of any composition or arrangement;

         (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

         (d) any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

         (e) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

         (f) any amendment (however fundamental) of a Finance Document or any other document or security; or

         (g) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security.

9.3      Immediate recourse

         The Junior Creditor waives any right it may have of first requiring any Finance Party (or any trustee or other agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming the benefit of this Agreement.

9.4      Appropriations

         Until the Senior Debt has been irrevocably paid in full, the Facility Agent may:

         (a)      (i)      refrain from applying or enforcing any other
                           moneys, security or right held or received by a Finance Party (or any trustee or agent on its behalf) in respect of those amounts; or

                  (ii) apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise),

                  without affecting the liability of the Junior Creditor under this Clause; and

         (b) hold in an interest-bearing suspense account any moneys or distributions received from the Junior Creditor under this Agreement.

9.5      Non-competition

         Unless:

         (a)      the Senior Debt has been irrevocably paid in full; or

         (b)      the Facility Agent otherwise directs,

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         the Junior Creditor will not by virtue of any payment or performance by it under this Agreement or by virtue of the operation of any Clause of this Agreement:

         (i) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or other agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the Junior Creditor's liability under this Agreement; or

         (ii) claim, rank, prove or vote as a creditor of any Relevant Obligor or other person or its estate in competition with any Finance Party (or any trustee or other agent on its behalf); or

         (iii) receive, claim or have the benefit of any payment, distribution or security from or on account of any Relevant Obligor or other person.

10.      INFORMATION BY JUNIOR CREDITOR

10.1     Defaults

         The Junior Creditor must notify the Facility Agent of the occurrence of any event of default or potential event of default under the Junior Finance Documents promptly upon becoming aware of it.

10.2     Amount of Junior Debt

         The Junior Creditor must on request by the Facility Agent notify it of details of the amount of the Junior Debt.

11.      SUBROGATION BY JUNIOR CREDITOR

         If any of the Senior Debt is wholly or partially paid out of any proceeds received in respect of or on account of the Junior Debt, the Junior Creditor will to that extent be subrogated to the Senior Debt so paid (and all securities and guarantees for that Senior Debt) but not before all the Senior Debt is paid in full.

12.      PRESERVATION OF JUNIOR DEBT

         Notwithstanding any term of this Agreement postponing, subordinating or preventing the payment of any of the Junior Debt, the Junior Debt concerned will, solely as between the Company and the Junior Creditor, remain owing or due and payable in accordance with the terms of the Junior Finance Documents, and interest and default interest will accrue on missed payments accordingly.

13.      RESPONSIBILITY OF THE FACILITY AGENT

13.1     Rights and responsibility of the Facility Agent

         The Facility Agent will not be liable to the Junior Creditor for the manner of exercise of or for any non-exercise of its powers under this Agreement or failure to collect or preserve the Junior Debt.

13.2     Non-derogation

         Nothing contained in this Agreement in any manner affects the rights or remedies of any Finance Party under the Finance Documents.

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14.      TREATMENT OF DISTRIBUTION

14.1     Realisation

         If any Finance Party receives any distribution otherwise than in cash in respect of the Junior Debt from the Company or from any other source, the Senior Debt will not be deemed reduced by the distribution until and except to the extent that the realisation proceeds are applied towards the Senior Debt.

14.2     Transfer of distributions

         Each of the Junior Creditor and the Company must do anything which the Facility Agent may reasonably require as being necessary or desirable to transfer to the Facility Agent all payments and distributions which must be made to or held in trust for the Finance Parties, including endorsements and execution of formal transfers.

14.3     Currencies

(a) All moneys received or held by the Facility Agent under this Agreement at any time on or after the enforcement of this Agreement in a currency other than a currency in which the Senior Debt is denominated may be sold for any one or more of the currencies in which the Senior Debt is denominated and which the Facility Agent considers necessary or desirable.

(b) The Company must indemnify the Facility Agent against any loss or liability incurred in relation to any sale. The Facility Agent will have no liability to any Party in respect of any loss resulting from any fluctuation in exchange rates after any such sale.

15.      VOTING

         During the Subordination Period:

         (a) the Facility Agent may (and is irrevocably authorised to) exercise all powers of convening meetings, voting and representation in respect of the Junior Debt;

         (b) the Junior Creditor must provide all forms of proxy and of representation required for this purpose; and

         (c) if and to the extent that the Facility Agent is not entitled to exercise a power conferred by the above, the Junior Creditor must:

                  (i)      exercise the power as the Facility Agent directs; and

                  (ii) not exercise it so as to impair in any respect the subordination created by this Agreement.

16.      CHANGES TO THE PARTIES

16.1     The Company and the Junior Creditor

         Neither the Company nor the Junior Creditor may assign or transfer any of its rights or obligations under this Agreement without the prior consent of the Facility Agent.

16.2     The Finance Parties

(a) Any Finance Party may assign or otherwise dispose of all or any of its rights under this Agreement in accordance with the Finance Documents to which it is a party.

(b) References to the Facility Agent in this Agreement include any successor Facility Agent appointed under the Credit Agreement.

17.      MISCELLANEOUS

17.1     Perpetuity

         The perpetuity period for the trusts in this Agreement is 80 years.

17.2     Trust

         Each of the Junior Creditor and the Company acknowledges that:

         (a) the undertakings given by them and contained in this Agreement;

         (b) the other rights, title and interests constituted by this Agreement; and

         (c) all other monies and assets paid to, held by or received or recovered by the Facility Agent under or in connection with this Agreement,

         are held by the Facility Agent on trust for the Finance Parties.

17.3     Power of attorney

         By way of security for the obligations of the Junior Creditor under this Agreement, each of the Junior Creditor and the Company irrevocably appoints the Facility Agent as its attorney to do anything which the Junior Creditor or the Company is required to do by this Agreement. The Facility Agent may delegate this power.

17.4     Set-off

         A Finance Party may set off any matured obligation owed to it by the Junior Creditor under this Agreement (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to the Junior Creditor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

17.5     Default interest

(a) If the Junior Creditor fails to pay any amount payable by it under this Agreement, it must immediately on demand by the Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgement.

(b) Interest on an overdue amount is payable at a rate determined by the Facility Agent to be two per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount. For this purpose, the Facility Agent may (acting reasonably):

         (i)      select successive Terms of any duration of up to three months;
                  and

         (ii)     determine the appropriate Rate Fixing Day for that Term.

(c) Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Terms but will remain immediately due and payable.

(d) Any interest accruing under this Subclause accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or otherwise, depending on what the Facility Agent determines is market practice.

17.6     Certificates and determinations

         Any certification or determination by a Finance Party of a rate or amount under this Agreement will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

17.7     Amendments and waivers

         Any term of this Agreement may be amended or waived in accordance with clause 26 (Amendments and waivers) of the Credit Agreement.

17.8     Pro rata sharing

         Each of the Junior Creditor and the Company agrees to be bound by clause 30 (Pro Rata Sharing) of the Credit Agreement, as if such clause were set out in full in this Agreement.

18.      INDEMNITY

(a) Each of the Junior Creditor and the Company must jointly and severally indemnify the Facility Agent and every attorney appointed by it against any loss or liability incurred by it in connection with the enforcement or preservation of any rights under this Agreement.

(b) The Facility Agent will not be liable for any losses arising in connection with the exercise or purported exercise of any of its rights, powers and discretions under this Agreement, unless that liability arises as a result of the Facility Agent's gross negligence or wilful misconduct.

19.      NOTICES

19.1     In writing

(a) Any communication in connection with this Agreement must be in writing and, unless otherwise stated, may be given in person, by post, fax or any electronic communication approved by the Facility Agent.

(b) For the purpose of this Agreement, an electronic communication will be treated as being in writing.

(c) Unless it is agreed to the contrary, any consent or agreement required under this Agreement must be given in writing.

19.2     Contact details

(a) The contact details of the Junior Creditor for all communications in connection with this Agreement are:

         Address:          [ADDRESS]
         Fax number:       [FAX]
         E-mail:           [E-MAIL]

         Attention:        [ATTENTION].

(b) The contact details of the Company for all communications in connection with this Agreement are:

         Address:          [ADDRESS]
         Fax number:       [FAX]
         E-mail:           [E-MAIL]
         Attention:        [ATTENTION].

(c) The contact details of the Facility Agent for all communications in connection with this Agreement are:

         Address:          10th Floor, Devon House
                           979 King's Road
                           Quarry Bay
                           Hong Kong

         Fax number:       (852) 2597 3424/3425
         E-mail:           susana.ls.chan_yen@bankofamerica.com /
                           helen.lam@bankofamerica.com
         Attention:        Head of Asia Agency Management

(d) Any Party may change its contact details by giving five Business Days' notice to the Facility Agent or (in the case of the Facility Agent) to the other Parties.

(e) Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

19.3     Effectiveness

(a) Except as provided below, any communication in connection with this Agreement will be deemed to be given as follows:

         (i)      if delivered in person, at the time of delivery;

         (ii) if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope;

         (iii)    if by fax, when received in legible form; and

         (iv) if by e-mail or any other electronic communication, when received in legible form.

(b) A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(c) A communication to the Facility Agent will only be effective on actual receipt by it.

20.      LANGUAGE

         Any communication given in connection with this Agreement must be in English.

21.      SEVERABILITY

         If a term of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

         (a) the legality, validity or enforceability in that jurisdiction of any other term of this Agreement; or

         (b) the legality, validity or enforceability in other jurisdictions of that or any other term of this Agreement.

22.      WAIVERS AND REMEDIES CUMULATIVE

         The rights of each Finance Party under this Agreement:

         (a)      may be exercised as often as necessary;

         (b) are cumulative and not exclusive of its rights under the general law; and

         (c)      may be waived only in writing and specifically.

         Delay in exercising or non-exercise of any right is not a waiver of that right.

23.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

24.      GOVERNING LAW

         This Agreement is governed by Hong Kong law.

25.      ENFORCEMENT

25.1     Jurisdiction

(a) The Hong Kong courts have exclusive jurisdiction to settle any dispute in connection with this Agreement.

(b) The Hong Kong courts are the most appropriate and convenient courts to settle any such dispute and each of the Junior Creditor and the Company waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with this Agreement.

(c) This Clause is for the benefit of the Finance Parties only. To the extent allowed by law, a Finance Party may take:

         (i)      proceedings in any other court; and

         (ii)     concurrent proceedings in any number of jurisdictions.

25.2     Service of process

(a) [The Junior Creditor and the Company each](7) irrevocably appoints [?] as its agent under this Agreement for service of process in any proceedings before the Hong Kong courts.

(b) If any person appointed as process agent under this Clause is unable for any reason to so act, [the Junior Creditor and the Company each] must immediately (and in any event within 14 days of the event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

(c) [The Junior Creditor and the Company each] agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(d)      This Clause does not affect any other method of service allowed by law.

25.3     Waiver of immunity

         The Junior Creditor and the Company each irrevocably and unconditionally:

         (a) agrees not to claim any immunity from proceedings brought by a Finance Party against it in relation to a Finance Document and to ensure that no such claim is made on its behalf;

         (b) consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

         (c)      waives all rights of immunity in respect of it or its assets.

25.4     Waiver of trial by jury

         EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.

This Agreement has been entered into as a deed on the date stated at the beginning of this Agreement.

-----------------------
(7)     Include if not incorporated in Hong Kong.

                                   SIGNATORIES



Junior Creditor

[EXECUTED as a deed by                       )
[JUNIOR CREDITOR]                            )
acting by                                    )
and                                          )

Director

Director/Secretary]

[Please insert an appropriate execution block.]



Company

[EXECUTED as a deed by                       )
[COMPANY]                                    )
acting by                                    )
and                                          )

Director

Director/Secretary]

[Please insert an appropriate execution block.]



Facility Agent

BANC OF AMERICA SECURITIES ASIA LIMITED

By:

                                   SCHEDULE 10

                            EXISTING INTRA-GROUP DEBT

          Amount of Intra-Group Debt outstanding as at 31 October 2005
                             (in Hong Kong Dollars)


-------------- ----------- --------------- ----------- ------------ ------------ ----------
Debtor         Smart        Smart Shirts   South          Utex        Smart      Diplom
               Shirts Ltd  Manufacturers   Asia         Textiles      Shirts     Limited
                              Limited      Garments      Limited    (Shenzhen)
                                            Limited                  Limited

Creditor
-------------- ----------- --------------- ----------- ------------ ------------ ----------
Smart
Shirts                   -               -  19,755,182      238,691            -     36,305
Ltd
-------------- ----------- --------------- ----------- ------------ ------------ ----------
Smart
Shirts         486,342,012               -           -   65,773,240  330,661,482     33,750
Manufacturers
Limited
-------------- ----------- --------------- ----------- ------------ ------------ ----------
South
Asia                     -     261,673,611           -            -            -          -
Garments
Limited
-------------- ----------- --------------- ----------- ------------ ------------ ----------
Greenland
Garments           495,967       8,726,103           -            -            -          -
Limited
-------------- ----------- --------------- ----------- ------------ ------------ ----------
Utex
Textiles                 -               -  53,069,259            -            -          -
Limited
-------------- ----------- --------------- ----------- ------------ ------------ ----------
Bluet
Investment               -               -           -           48            -          -
Company
Limited
-------------- ----------- --------------- ----------- ------------ ------------ ----------
Smart
Shirts                   -               -           -    2,957,587            -          -
(Shenzhen)
 Limited
-------------- ----------- --------------- ----------- ------------ ------------ ----------
Smart
Shirts                   -               -           -            -            -          -
(Lanka)
Limited
-------------- ----------- --------------- ----------- ------------ ------------ ----------
CEO
Jilin
Clothing                 -       4,314,089           -            -   11,177,138          -
Company
 Limited
-------------- ----------- --------------- ----------- ------------ ------------ ----------
Arden
Fabric                   -       5,669,064  12,593,900            -            -          -
Limited
-------------- ----------- --------------- ----------- ------------ ------------ ----------
Smart
Shirts
Manufacturers       66,821               -           -            -            -          -
(Singapore)
Pte
Limited
-------------- ----------- --------------- ----------- ------------ ------------ ----------
Smart
Shirts
Trading          4,565,914               -           -            -            -          -
(Private)
Limited
-------------- ----------- --------------- ----------- ------------ ------------ ----------
Total:         491,470,713    280,382,868  85,418,341   68,969,566  341,838,620     70,055
-------------- ----------- --------------- ----------- ------------ ------------ ----------



-------------- ---------- ------------------------- ----------- ----------- -----------
Debtor          Arden        Bluet     CEO Jilin      Smart       Smart       Smart
               Fabric     Investment    Clothing     Shirts      Shirts      Shirts
               Limited      Company     Company      (Lanka)     Trading    (Phils.),
                            Limited     Limited      Limited    (Private)     Inc.
                                                                 Limited
Creditor
-------------- ---------- ------------ ------------ ----------- ----------- -----------
Smart
Shirts
Ltd               380,216       39,225            -  14,471,550           -  36,987,373
-------------- ---------- ------------------------- ----------- ----------- -----------
Smart
Shirts                  -   54,763,494            -           -           -           -
Manufacturers
Limited
-------------- ---------- ------------------------- ----------- ----------- -----------
South
Asia                    -            -            -           -           -           -
Garments
Limited
-------------- ---------- ------------------------- ----------- ----------- -----------
Greenland
Garments                -            -            -           -           -           -
Limited
-------------- ---------- ------------------------- ----------- ----------- -----------
Utex
Textiles                -            -            -           -           -           -
Limited
-------------- ---------- ------------------------- ----------- ----------- -----------
Bluet
Investment              -            -   37,337,487           -           -           -
Company
Limited
-------------- ---------- ------------------------- ----------- ----------- -----------
Smart
Shirts                  -            -            -           -           -           -
(Shenzhen)
 Limited
-------------- ---------- ------------------------- ----------- ----------- -----------
Smart
Shirts                  -            -            -           - 15,834,820            -
(Lanka)
Limited
-------------- ---------- ------------------------- ----------- ----------- -----------
CEO
Jilin
Clothing                -            -            -           -           -           -
Company
 Limited
-------------- ---------- ------------------------- ----------- ----------- -----------
Arden
Fabric                  -            -            -           -           -           -
Limited
-------------- ---------- ------------------------- ----------- ----------- -----------
Smart
Shirts
Manufacturers           -            -            -           -           -           -
(Singapore)
Pte
Limited
-------------- ---------- ------------------------- ----------- ----------- -----------
Smart
Shirts
Trading                 -            -            -           -           -           -
(Private)
Limited
-------------- ---------- ------------------------- ----------- ----------- -----------
Total:           380,216   54,802,719   37,337,487  14,471,550  15,834,820  36,987,373
-------------- ---------- ------------------------- ----------- ----------- -----------


                                   SCHEDULE 11

                           FORM OF RESIGNATION REQUEST



To:      Banc of America Securities Asia Limited as Facility Agent

From:    Smart Shirts Limited and [relevant Guarantor]

Date:    [                        ]



     Smart Shirts Limited - US$50,000,000 Term and Revolving Credit Facility
                    Agreement dated [ ] 2005 (the Agreement)

1.       We refer to the Agreement. This is a Resignation Request.

2. We confirm that as from [DATE], [resigning Guarantor] has ceased to be a Material Subsidiary. In that regard, we request that [resigning Guarantor] be released from its obligations as a Guarantor and an Obligor under the Agreement.

3. We confirm that no Default is outstanding or would result from the acceptance of this Resignation Request.

4. We confirm that as at the date of this Resignation Request no amount owed by [resigning Guarantor] under the Agreement is outstanding.

5.       This Resignation Request is governed by Hong Kong law.



SMART SHIRTS LIMITED                                       [Guarantor]

By:                                                        By:



The Facility Agent confirms that this resignation takes effect on [           ].

Banc of America Securities Asia Limited

By:





N.B. Each Resignation Request must be accompanied with supporting evidence establishing that the relevant Guarantor has ceased to be a Material Subsidiary.

                                   SIGNATORIES


Company

SMART SHIRTS LIMITED

By:   GERALD KENNETH RHOARDS     JESSE CHING POR TSUI      WILLIAM LEE CAPPS III





Original Guarantors

                             KELLWOOD ASIA LIMITED

By:   GERALD KENNETH RHOARDS     JESSE CHING POR TSUI      WILLIAM LEE CAPPS III





SMART SHIRTS MANUFACTURERS, LIMITED

By:   GERALD KENNETH RHOARDS     JESSE CHING POR TSUI      WILLIAM LEE CAPPS III





Lead Arrangers

BANC OF AMERICA SECURITIES ASIA LIMITED

By:      JOYCE WING YEE NG





THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

By:      AARON TAN                                   ANDREW W B FEGUSON

Original Lenders

BANK OF AMERICA, N.A.

By:      TIFFANY LAI CHU LAN





THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

By:      CHEUNG KAM SUN (DEREK)





THE BANK OF NOVA SCOTIA

By:      BRENDAN KING





WING HANG BANK, LIMITED

By:      CYNTHIA CHENG                      BILLY SO





Facility Agent

BANC OF AMERICA SECURITIES ASIA LIMITED

By:      SUSANA LAI SAU YEN